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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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VIVUS, INC.
351 East Evelyn Avenue
Mountain View, CA 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on September 12, 2014

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Friday, September 12, 2014, at 8:00 a.m., local time, at the New York Marriott East Side, 525 Lexington Avenue at 49th Street, New York, New York 10017 for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

  2.
  To approve, on an advisory basis, our executive compensation.

  3.
  To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

  4.
  To approve an amendment to our 2010 Equity Incentive Plan to increase the number of authorized shares reserved for issuance thereunder by 5,950,000 shares.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 31, 2014 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Seth H. Z. Fischer Chief Executive Officer

Mountain View, California
August 15, 2014

 YOUR VOTE IS IMPORTANT

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, BY THE INTERNET, OR BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 12, 2014.    The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2013 Annual Report are available electronically at www.edocumentview.com/VVUS. You are encouraged to access and review all of the important information contained in the Proxy Materials before voting.

i

ii

VIVUS, INC.

PROXY STATEMENT FOR THE 2014
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors, or the Board, of VIVUS, Inc., a Delaware corporation, or the Company, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on September 12, 2014, at 8:00 a.m. (local time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the New York Marriott East Side, 525 Lexington Avenue at 49th Street, New York, New York 10017.

        We are sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2013 Annual Report and a form of Proxy Card or Voting Instruction Card, as applicable, to all stockholders entitled to vote at the Annual Meeting. Our principal executive office is located at 351 East Evelyn Avenue, Mountain View, CA 94041. Our telephone number is (650) 934-5200. Our website is www.vivus.com. We make our current and periodic reports that are filed with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2014 ANNUAL MEETING OF STOCKHOLDERS

Q:
Why am I receiving these materials?

A:
The Board is providing these Proxy Materials to you in connection with our Annual Meeting, which will take place on September 12, 2014. As a stockholder of record or beneficial holder as of the close of business on July 31, 2014, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote your shares on the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2013 Annual Report, which includes our audited consolidated financial statements, has also been filed with the SEC.

Q:
What proposals will be voted on at the Annual Meeting?

A:
Stockholders will vote on four proposals at the Annual Meeting:

•
the election to the Board of seven director nominees (Proposal No. 1);

•
advisory approval of the Company's executive compensation (Proposal No. 2);

•
the ratification of the appointment of OUM & Co. LLP, or OUM, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 (Proposal No. 3); and

•
the approval of an amendment to our 2010 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,950,000 shares (Proposal No. 4).

Q:
How does the Board recommend I vote on these proposals?

A:
Our Board recommends that you vote your shares:

•
"FOR" all of the Board's seven director nominees named in this Proxy Statement (Proposal No. 1);

•
"FOR" the proposal regarding advisory approval of the Company's executive compensation (Proposal No. 2);

•
"FOR" the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm (Proposal No. 3); and

•
"FOR" the approval of an amendment to our 2010 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,950,000 shares (Proposal No. 4).

Q:
Who is entitled to vote?

A:
Stockholders of record at the close of business on July 31, 2014, or the Record Date, are entitled to notice of and to vote at the Annual Meeting.

Q:
How many shares can vote?

A:
At the Record Date, approximately 103,460,015 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 3,158 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding.

Q:
What shares can I vote?

A:
You may vote all of the VIVUS shares owned by you as of the close of business on the record date of July 31, 2014. Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

  A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at 351 East Evelyn Avenue, Mountain View, CA 94041 for a period of at least ten days prior to the Annual Meeting.

Q:
What is the difference between a "beneficial holder" and a "stockholder of record"?

A:
Whether you are a "beneficial holder" or a "stockholder of record" with respect to your shares depends on how you hold your shares:

•
Beneficial Holders:  Most stockholders hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own names. If you hold shares in street name, you are a "beneficial holder" of those shares, and the Proxy Materials will be forwarded to you by your broker, bank or other nominee.

•
Stockholders of Record:  If you hold shares directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares, and the Proxy Materials have been sent directly to you by us.

Q:
Can I attend the Annual Meeting? What do I need for admission?

A:
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial holder as of the close of business on July 31, 2014, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present government-issued photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned our stock as of the Record Date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, a legal proxy, or other similar evidence of ownership as of the Record Date, as well as your government-issued photo identification, for admission. If you do not provide proper photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

  You may obtain directions to the Annual Meeting by contacting our Corporate Secretary via email at corporatesecretary@vivus.com, via telephone at 650-934-5200, via fax at 650-934-5389 or via mail to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
If you hold VIVUS shares as the stockholder of record, you have the right to vote those shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the meeting or by submitting at the meeting the Proxy Card enclosed with the Proxy Materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of VIVUS shares, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described in the answer to the question immediately below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting. You may vote in advance of the Annual Meeting by any of the following methods:

•
Vote by Mail.  If you are a stockholder of record (that is, if you hold VIVUS shares in your own name), you may vote by completing, signing and dating the Proxy Card where indicated and by mailing or otherwise returning the Proxy Card in the envelope provided to you. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If your shares are held in the name of a bank, broker or other holder of record (that is, in "street name"), you may vote by completing, signing and dating the Voting Instruction Form where indicated and by mailing or otherwise returning the Voting Instruction Form in the envelope provided to you. Mailed Proxy Cards or Voting Instruction Forms should be returned in the envelope provided to you with your Proxy Card or Voting Instruction Form, and should be received by the Company before Friday, September 12, 2014.

•
Vote by Internet or Telephone.  If you are a stockholder of record (that is, if you hold your shares in your own name), you may vote by the Internet by logging on to the website listed on the Proxy Card, entering your control number located on the Proxy Card and voting by following the on-screen prompts. You may also vote by telephone by calling the toll-free touchtone voting number listed on the Proxy Card, entering your control number located on the Proxy Card and following the touchtone prompts. If your shares are held in street name, and if the bank or broker offers Internet and telephone voting, you will receive instructions from them that you must follow in order for your shares to be voted. If you vote by the Internet or by telephone, you do not need to return your Proxy Card to the Company or Voting Instruction Form to your broker. Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on Thursday, September 11, 2014 for the voting of shares held by stockholders of record and for the voting of shares held in street name.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the Proxy Card or Voting Instruction Form. Please vote promptly.

Q:
What does it mean if I receive more than one Proxy Card or Voting Instruction Form?

A:
If your shares are registered differently or are in more than one account, you will receive a Proxy Card or Voting Instruction Form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to complete, sign, date and return each Proxy Card or Voting Instruction Form you receive or to submit your Proxy or voting instructions by telephone or over the Internet.

Q:
How will my shares be voted if I do not provide specific voting instructions in the Proxy Card or Voting Instruction Form that I submit?

A:
If you submit a Proxy Card or Voting Instruction Form without giving specific voting instructions on one or more matters listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by our Board on such matters, and as the Proxy Holders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the meeting.

Q:
Can I change my vote or revoke my Proxy?

A:
You may change your vote or revoke your Proxy at any time before your Proxy is voted at the Annual Meeting.

•
If you are a stockholder of record, you may change your vote or revoke your Proxy by: (1) delivering to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary, a written notice of revocation of your Proxy; (2) submitting an authorized Proxy bearing a later date using one of the alternatives described above under "How can I vote my shares without attending the Annual Meeting?"; or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted Proxy to be revoked.

•
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

  Please note that the submission of a later dated Proxy Card or Voting Instruction Form will revoke any Proxy or voting instructions you may have previously submitted by telephone, over the Internet or by mail.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
Holders of a majority of the outstanding shares entitled to vote must be present, in person or by Proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will be a representative of Computershare Trust Company, N.A., to determine whether or not a quorum is present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. See "What effect do withhold votes, abstentions and broker non-votes have on the proposals?" below for more information concerning the effect of withhold votes, abstentions and broker non-votes.

Q:
What if a quorum is not present at the Annual Meeting?

A:
If the shares present, in person and by Proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Q:
What vote is required to approve each of the proposals?

A:
Election of Directors.    Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the seven nominees receiving the most votes will be elected. Only votes cast "FOR" a nominee will be counted. If you submit the Proxy Card or Voting Instruction Form and do not indicate otherwise, your shares will be voted "FOR" all of the seven nominees named in Proposal No. 1 in this Proxy Statement.

Other Proposals.    The proposals regarding advisory approval of the Company's executive compensation, the ratification of the appointment of OUM and the approval of an amendment to the Company's 2010 Equity Incentive Plan each requires the affirmative vote of a majority of the shares present in person or represented by Proxy and entitled to vote on that proposal. Please note, however, that the proposals regarding the advisory approval of the Company's executive compensation and the ratification of OUM are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these two advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

Q:
What effect do withhold votes, abstentions and broker non-votes have on the proposals?

A:
Withhold Votes.    The seven nominees receiving the most "FOR" votes will be elected as directors. Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but will not be counted in determining the outcome of the election of directors.

Abstentions.    Pursuant to Delaware law, abstentions are counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. We intend to treat abstentions in this manner. For all proposals other than the election of directors, abstentions will have the same effect as a vote against the proposal. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

Broker Non-Votes.    A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of OUM as the Company's independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, the advisory approval of the Company's executive compensation and the amendment to the Company's 2010 Equity Incentive Plan. If you are a beneficial holder and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares on these non-routine proposals. Consequently, if you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares only on the proposal to ratify the appointment of OUM. If your shares are voted on this item as directed by your broker, your shares will constitute "broker non-votes" on each of the non-routine items and will not be counted in determining the number of shares necessary for approval of the non-routine items, although they will count for purposes of determining whether a quorum exists.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Seth H. Z. Fischer and John L. Slebir, the persons named as Proxy Holders (who are executive officers of the Company), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

  Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting.

Q:
Who will count the votes?

A:
The Inspector of Election appointed for the Annual Meeting, who will be a representative of Computershare Trust Company, N.A., will separately tabulate the affirmative and negative votes, withheld votes, abstentions and broker non-votes.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will report voting results by filing a Current Report on Form 8-K within four business days following the date of the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Our Board is soliciting Proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting Proxies, including the preparation, assembly, printing, and mailing of the Proxy Materials, and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses. We have retained the services of Georgeson Inc. to solicit Proxies, for which we estimate that we will pay a fee not to exceed $15,000. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, by mail, facsimile, telephone, telegraph, Internet, in person and by advertisement.

Q:
Are Proxy Materials for the 2014 Annual Meeting available electronically?

A:
Yes.    This Proxy Statement and our Annual Report on Form 10-K for fiscal year 2013, as supplemented by a Form 10-K/A, are available electronically at www.edocumentview.com/VVUS.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Overview of Election of Directors

        Our Amended and Restated Bylaws currently authorize a Board of eleven directors. On the recommendation of our Nominating and Governance Committee, the Board has nominated the following seven directors: Samuel F. Colin, M.D., Alexander J. Denner, Ph.D., Seth H. Z. Fischer, Johannes J.P. Kastelein, M.D., Ph.D., David Y. Norton, Jorge Plutzky, M.D. and Herman Rosenman for election as directors. All seven of the nominees are currently members of the Board. Three of our incumbent directors, Michael J. Astrue, J. Martin Carroll and Mark B. Logan, will not stand for re-election at the Annual Meeting. Robert N. Wilson resigned from the Board effective June 20, 2014. The Board has not nominated a replacement for Messrs. Astrue, Carroll, Logan and Wilson for election at the Annual Meeting. The Board may elect directors to fill the vacancies after the Company's Annual Meeting if it identifies a candidate or candidates with the necessary skills, qualifications and experience. Any directors elected by the Board will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

        Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the seven nominees named below. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the persons named in this Proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the Proxy Holders intend to vote all Proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of our directors or executive officers.

Background to the Board's Recommendation in Favor of Our Nominees

        We believe that each of our seven nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for our future. We also believe that our nominees have other attributes necessary to create an effective board of directors: high personal and professional ethics, integrity and values; vision and strategic perspective; experience with regulatory and government processes; practical judgment and excellent decision-making skills; the ability to devote the necessary time to serve on our Board and its committees and to work in a collaborative manner with other Board members; and a commitment to representing the interests of all our stockholders.

        In addition, our six independent directors, who comprise the majority of our Board, bring valuable experience and leadership in critical areas. Our independent directors serve significant roles on our Board committees. In light of their complementary experience, relevant expertise, and diverse industry and educational backgrounds, these nominees provide the Board with the executive leadership necessary to lead us into the future.

        More information regarding our Board nominees is set forth below.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE BOARD'S SEVEN NOMINEES FOR DIRECTOR ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

        The persons named as Proxies intend to vote the Proxies "FOR" all of these nominees unless you indicate on the Proxy Card or Voting Instruction Form a vote to "WITHHOLD" your vote. Our Board recommends that you vote "FOR" all of the Board's seven nominees for director.

Biographical Information for Nominees

        The nominees, and certain information about them as of July 31, 2014, are set forth below.

Name of Nominee	Age	Position Held with the Company	First Became a Director
Samuel F. Colin, M.D.(2)(3)	49	Director	2013
Alexander J. Denner, Ph.D.(3)	45	Director	2013
Seth H. Z. Fischer.	58	Chief Executive Officer and Director	2013
Johannes J.P. Kastelein, M.D., Ph.D.	60	Director	2013
David Y. Norton(2)(3)	62	Director	2013
Jorge Plutzky, M.D.(3)	55	Director	2013
Herman Rosenman(1)(2)	66	Director	2013

(1)
Member of the Audit Committee of the Board of Directors

(2)
Member of the Compensation Committee of the Board of Directors

(3)
Member of the Nominating and Governance Committee of the Board of Directors

        Samuel F. Colin, M.D., has served as a director of the Company since July 19, 2013. Dr. Colin is currently a Senior Managing Director at First Manhattan Co., which provides investment management services to individuals, partnerships, trusts, retirement accounts and institutional clients. He has been employed at First Manhattan since 1994, and has served as the sole portfolio manager, since inception, of two pooled investment vehicles, beginning in 1998; the vehicles currently have assets under management of over $500,000,000. From 1992 to 1994, Dr. Colin was an intern and resident in dermatology at Yale-New Haven Hospital. Dr. Colin earned his M.D. from the Yale School of Medicine, where he researched molecular neuropharmacology, and his B.Sc. Human Biology from Brown University.

        Dr. Colin's qualifications as a director include his investment expertise and his medical background.

        Alexander J. Denner, Ph.D., has served as a director of the Company since July 19, 2013. Dr. Denner is a founding partner and Chief Investment Officer of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to November 2011, Dr. Denner served as a Senior Managing Director of Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm. Dr. Denner is a director of Biogen Idec Inc., a publicly traded biopharmaceutical company, where he has served since 2009, and ARIAD Pharmaceuticals, Inc., a publicly traded pharmaceutical company, where he has served since 2014. During the past five years, Dr. Denner has served as a director of the following publicly traded companies: Amylin Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2009 until 2012; Enzon Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2009 until 2013; ImClone Systems Incorporated, a publicly traded biopharmaceutical company where he was Chairman of the Executive Committee, from 2006 until its acquisition in 2008; and Mast Therapeutics, Inc. (formerly named Adventrx Pharmaceuticals, Inc.), a publicly traded biopharmaceutical company, from 2006 until 2009. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

        Dr. Denner has significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

        Seth H. Z. Fischer has served as the Chief Executive Officer and as a director of the Company since September 3, 2013. Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson, a public healthcare company, from 1983 until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chairman Johnson & Johnson and Worldwide Franchise Chairman, Cordis Corporation from 2008 to 2012, which included responsibility for Cordis and Biosense Webster, and as Company Group Chairman, North America Pharmaceuticals from 2004 to 2007, which included responsibility for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to this position, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004, with his operating responsibilities encompassing the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women's health areas. Since 2013, Mr. Fisher has served on the board of BioSig Technologies, Inc., a medical device company, and since 2013, Mr. Fischer has served as an advisor of MedHab, LLC, a medical device limited liability company. From April 2013 to September 2013, Mr. Fischer served on the Board of Trius Therapeutics, Inc., a public pharmaceutical company, until it was acquired by Cubist Pharmaceuticals. Mr. Fischer holds a Bachelor of General Studies from Ohio University and served as a captain in the U.S. Air Force.

        Mr. Fischer's prior extensive executive level operational experience at Johnson & Johnson brings essential experience to the Board needed for strategic planning, product development and commercialization and operations.

        Johannes J.P. Kastelein, M.D., Ph.D. has served as a director of the Company since July 19, 2013. Since January 2003, Dr. Kastelein has been a Professor of Medicine at the Department of Vascular Medicine at the Academic Medical Center of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease. In 2012, Dr. Kastelein founded Dezima Pharma B.V., a pharmaceutical company that develops assets for the treatment of dyslipidemia, and currently serves on its board of directors. Dr. Kastelein was also one of the founders of Amsterdam Molecular Therapeutics, Inc. (currently, UniQure B.V.), a gene therapy company that achieved the first approved gene therapy worldwide, and currently serves as the major consultant for the distribution of the gene therapy in the European Union. He also is an executive consultant to the cardiovascular and metabolic franchises of many leading biotechnology and pharmaceutical companies, including Amarin, Amgen, Bristol-Myers Squibb, Genentech, Merck, Novartis, Pfizer, Regeneron and Sanofi-Aventis. His advisory work has also included accompanying numerous companies to meetings with the European Medicines Agency and interacting with individual country regulatory authorities for Aegerion, CSL Behring, Eli Lilly, Genzyme, ISIS, The Medicines Company and UniQure (formerly Amsterdam Molecular Therapeutics). Dr. Kastelein has also served on Steering Committees of many landmark cardiovascular outcome trials including TNT (Lipitor, Pfizer), IDEAL (Lipitor, Ideal), JUPITER (Crestor, AstraZeneca), ACCELERATE (Evacetrapib, Eli Lilly) and the Sanofi PCSK9 Phase III ODYSSEY outcome programme (Sanofi-Aventis). Dr. Kastelein also serves on the board of the Dutch Atherosclerosis Society and as Chair of the National Scientific Committee on Familial Hypercholesterolemia. He is a member of the Royal Dutch Society for Medicine & Physics, the Council for Basic Science of the American Heart Association, the European Atherosclerosis Society and is a fellow at the European Society of Cardiology. He has also served as a board member of the International Task Force for CHD Prevention, and as a member of the Executive Board of the International Atherosclerosis Society. Dr. Kastelein has authored hundreds of publications and is a recognized world leader in the significance of lipoprotein metabolism for the development of atherosclerotic vascular disease.

        Dr. Kastelein's qualifications as a director include his expertise in cardiovascular outcome trials, his regulatory experience in the European Union, his many professional associations, and his position as a director on the boards of several medical associations and pharmaceutical companies.

        David Y. Norton has served as a director of the Company since July 19, 2013. Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a multi-national company that manufactures pharmaceutical, diagnostic, therapeutic, surgical and biotechnology products. In this position he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with its global strategic functions, research and development and commercial organizations. Mr. Norton began his Johnson & Johnson career in 1979, and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. Mr. Norton also serves as a director of Savient Pharmaceuticals Inc., a pharmaceutical company, where he has served since September 2011 and as Chairman of the board of directors of the American Foundation for Suicide Prevention, a not-for-profit organization exclusively dedicated to understanding and preventing suicide. Since 2012, Mr. Norton has served as Senior Advisor to Tapestry Networks, a company that creates leadership networks to promote collaboration among professional leaders. He previously served as a member of the Board of Directors of the Alliance for Aging Research, on the board of directors of the Pharmaceutical Research and Manufacturers of America, and as a committee member of the Australian Pharmaceutical Manufacturers Association.

        Mr. Norton's qualifications as director include his extensive global commercial experience in the pharmaceutical and biotechnology industry and his experience serving on several boards of directors, including as Chairman of the board of a public pharmaceutical company.

        Jorge Plutzky, M.D. has served as a director of the Company since May 2013. Since 1996, he has served as the Director of The Vascular Disease Prevention Program, which includes the Lipid/Prevention Clinic, in the Cardiovascular Medicine Division at Brigham and Women's Hospital, where he is also Co-Director of Preventive Cardiology. Since 1995, he has been on the faculty at Harvard Medical School and has directed a basic science laboratory focused on transcriptional mechanisms involved in adipogenesis, lipid metabolism, and diabetes, and their relationship to inflammation and atherosclerosis. Throughout his career, Dr. Plutzky has also been involved in translational clinical studies investigating links between metabolic disorders and cardiovascular disease. Dr. Plutzky has been a member of the scientific advisory boards of the Sarnoff Cardiovascular Research Foundation since 2009 and Ember Therapeutics since 2012. Dr. Plutzky has been elected to the American Society for Clinical Investigation and is a Fellow of the American College of Cardiology. Dr. Plutzky's papers have appeared in journals that include Science, PNAS, Diabetes, Lancet, Annals of Internal Medicine, and Nature Medicine. Dr. Plutzky has been involved with the U.S. Food and Drug Administration, serving both as a member of the Endocrinologic and Metabolic Drugs Advisory Committee and in advising and presenting for new drug application sponsors. He has been involved with both the American Heart Association and the American Diabetes Association. Dr. Plutzky has been recognized with the Eugene Braunwald Teaching Award, the University of Cologne's Klenk Lecture, Vanderbilt University's Rabin Lecture, Northwestern University's DeStevens Lecture, and Harvard Medical School's Tucker Collins Lecture. Dr. Plutzky holds a B.A. from the University of Virginia, where he was an Echols Scholar and a member of Phi Beta Kappa, and an M.D. from the University of North Carolina, Chapel Hill. He completed research fellowships at the National Institutes of Health and the Massachusetts Institute of Technology.

        Dr. Plutzky's clinical background, medical knowledge, and science expertise in the prevention and treatment of cardiometabolic disease brings valuable and unique insight to the Board of Directors as evaluation, development and commercialization of our current and potential future products proceed.

        Herman Rosenman has served as a director of the Company since July 19, 2013. Mr. Rosenman was Senior Vice President, Finance and Chief Financial Officer of Gen-Probe, Inc. (currently, Hologic, Inc.), a molecular diagnostic company, from June 2001 to October 2012. Prior to joining Gen-Probe in 2001, Mr. Rosenman was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. In addition, he served as President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997, and as Executive Vice President and Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. Mr. Rosenman was previously a partner at Coopers & Lybrand (currently, PricewaterhouseCoopers LLP) where he served numerous Fortune 1,000 clients, principally in the pharmaceuticals and telecommunications industries. Mr. Rosenman currently serves on the board of directors of Oxford Immunotec Global PLC, a publicly traded diagnostics company. Mr. Rosenman also served on the board of directors of Discovery Partners International, Inc., from 2003 until its reverse-merger into Infinity Pharmaceuticals, Inc. in 2006, and thereafter Infinity Pharmaceuticals, Inc., where he served until 2007, as well as on the boards of directors of ARYx Therapeutics, Inc., from which he resigned in 2011, and Emphasys Medical, Inc. Mr. Rosenman received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

        Mr. Rosenman's qualifications as director include his experience in the biotechnology and pharmaceuticals industries, his extensive leadership experience as both a Chief Executive Officer and a Chief Financial Officer, his diverse industry background in companies ranging from large multinational corporations to start-ups, and his broad base of expertise with initial public offerings, mergers & acquisitions, turn-arounds and high growth companies.

Required Vote

        Directors are elected by a plurality of votes cast at the election. This means that the seven nominees who receive the highest number of votes will be selected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

Board Recommendation

        OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED SAMUEL F. COLIN, M.D., ALEXANDER J. DENNER, PH.D., SETH H. Z. FISCHER, JOHANNES J.P. KASTELEIN, M.D., Ph.D., DAVID Y. NORTON, JORGE PLUTZKY, M.D. AND HERMAN ROSENMAN AS ITS NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THESE NOMINEES AS DIRECTORS.

 PROPOSAL NO. 2:
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal

        Our stockholders are afforded this advisory vote pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Securities Exchange Act of 1934, as amended. Although we describe this to be a solicitation of an advisory vote on compensation for our named executive officers, it is more commonly known as "say-on-pay." In accordance with the results of the say-on-pay frequency vote held at our 2011 Annual Meeting of Stockholders, we currently hold say-on-pay votes on an annual basis, and unless the Board of Directors modifies its determination on the frequency of future advisory say-on-pay votes, the next advisory say-on-pay vote will be held at our 2015 Annual Meeting of Stockholders. By way of this solicitation, stockholders may submit a non-binding advisory vote to approve the compensation of our named executive officers as discussed in the Compensation Discussion and Analysis section beginning at page 36 of this Proxy Statement and as summarized in the Summary Compensation Table on page 50 of this Proxy Statement, which provides an annual snapshot of the compensation paid or granted to our named executive officers.

        Although it is non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when evaluating our executive compensation program. The Compensation Committee will receive a report on the outcome of the say-on-pay vote. Based in part on the results of this report, our Board or Compensation Committee will determine whether any changes to the compensation program should be considered for our named executive officers. We will disclose how many stockholders voted "FOR" or "AGAINST" the resolution, and how many stockholders abstained from voting.

        As discussed in the Compensation Discussion and Analysis section, the Compensation Tables, and the related disclosures contained in this Proxy Statement, our compensation program is designed and implemented to attract, retain, reward and motivate our named executive officers while aligning their and our performance with the long-term interests of our stockholders. The Compensation Committee believes that our compensation program as designed and implemented through the use of a combination of base salary, cash bonus and equity compensation is effective to achieve these program goals for the following reasons:

  •
  we are able to attract and retain our named executive officers by providing an overall compensation package that is competitive in the market for which we compete for employees;

  •
  we reward our named executive officers for performance through cash bonuses and long-term equity awards;

  •
  we share the risks and rewards of our business with our named executive officers by adjusting incentive compensation to reflect our performance;

  •
  we align the interests of our named executive officers with the interests of our stockholders through equity awards; and

  •
  we compensate our named executive officers in a manner that is efficient and affordable for the Company.

        We believe our executive compensation programs are designed in the best manner possible to support the Company and our short- and long-term business and financial objectives. Please review our Compensation Discussion and Analysis section as well as the accompanying Compensation Tables and the related disclosures on our 2013 compensation, which describe in more detail how our executive compensation policies and procedures operate and are designed to drive stockholder value. We also urge you to read our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by a Form 10-K/A, which describes our business and our 2013 financial results in more detail.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve, on an advisory basis, the overall compensation of our named executive officers.

Board Recommendation

        Our Board believes that the information provided above and within the "Executive Compensation" section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, as a matter of good corporate governance, we are asking our stockholders to approve, on an advisory basis, the following resolution relating to the overall compensation of our named executive officers as set forth in this Proxy Statement:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Board has selected OUM & Co. LLP, or OUM, to audit our financial statements for the fiscal year ending December 31, 2014. The decision of the Board to appoint OUM was based on the recommendation of the Audit Committee of the Board, or the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered OUM's qualifications as an independent registered public accounting firm and auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee was satisfied with OUM in all of these respects.

        OUM audited our financial statements for the fiscal year ended December 31, 2013. OUM was first appointed by the Board in the fiscal year ended December 31, 2005. Representatives of OUM are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The Audit Committee engaged OUM & Co. LLP, or OUM, as our independent registered public accounting firm beginning with the fiscal year ended December 31, 2005. The following table presents fees for professional services rendered by OUM for the audit of our annual financial statements for fiscal years 2013 and 2012 and fees billed for audit-related services, tax services and all other services rendered by OUM for these periods:

	2013	2012
Audit Fees(1)	$391,051	$389,937
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	62,963	43,893

Total Fees	$454,014	$433,830

(1)
Audit Fees:    This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees:    There were no audit-related fees billed by OUM during these periods.

(3)
Tax Fees:    There were no tax fees billed by OUM during these periods.

(4)
All Other Fees:    This category consists of fees incurred for work related to the 2013 offering of our Convertible Senior Notes due May 1, 2020 and the 2012 offering of our Common Stock.

Pre-Approval Policy and Procedures

        The Audit Committee reviews and pre-approves all audit and non-audit services that may be provided by the independent registered public accounting firm, or Independent Auditor, during a specified period without the need to obtain specific pre-approval from the Audit Committee. The Independent Auditor provides an annual engagement letter to the Audit Committee with a reasonably detailed description of class of services proposed to be provided by the Independent Auditor during the period covered by the engagement letter and related estimated fees, and the Audit Committee pre-approves such engagement letter as appropriate. By approval of the engagement letter, the services in that engagement letter will have specific pre-approval. The services may include audit, audit-related, tax and all other services, and such service or class of services is subject to the pre-approved limit. Pre-approval is generally provided for up to one year, and the Audit Committee may periodically revise the amount and/or list of services that have received class pre- approval as necessary. Once such services have been rendered by the Independent Auditor and approved by the Audit Committee, the pre-approved limits of the annual engagement letter are re-established. If it is anticipated that the service will exceed the annual pre-approved limits, prior to commencing the audit or other permitted non-audit service, the Audit Committee will pre-approve the particular service on a case-by-case basis. No service that is absent from the record of class-approved services in the annual engagement letter may be commenced without specific pre-approval. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chairman when the full Audit Committee is unable to do so. Such pre-approvals are then reviewed by the full Audit Committee at its next regular meeting. The Independent Auditor and our senior management periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditor and the related fees for the services performed, as needed. In 2013, all audit and non-audit services were pre-approved and reviewed in accordance with our policy.

 Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to ratify the selection of OUM as our independent registered public accounting firm for fiscal year 2014. Stockholder ratification is not required by our Amended and Restated Bylaws or other applicable legal requirement. However, as a matter of good corporate practice, the Board is seeking stockholder ratification of its appointment of OUM as our independent registered public accounting firm. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent registered public accounting firm may be reconsidered by the Board. Even if the selection is ratified, the Board, at its discretion, and at the direction of the Audit Committee, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF OUM & CO. LLP,
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2014.

 PROPOSAL NO. 4:
APPROVAL OF AN AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

        The Board of the Company is seeking stockholder approval of an amendment to the VIVUS, Inc. 2010 Equity Incentive Plan to increase by 5,950,000 the number of shares of our Common Stock reserved under the 2010 Equity Incentive Plan. The Board and the Compensation Committee believe that equity awards are an important factor in attracting, motivating, and retaining qualified personnel who are essential to the success of the Company. The 2010 Equity Incentive Plan provides a significant incentive by allowing employees to receive or purchase shares of our Common Stock.

        In determining the increase to the share reserve under the 2010 Equity Incentive Plan, the Board considered a number of factors, including the following:

  •
  Shares Available for Grant.  Currently, a maximum of 8,401,995 shares may be granted under the 2010 Equity Incentive Plan. As of July 31, 2014, 1,740,838 shares remained available for grant under the 2010 Equity Incentive Plan, which is the sole equity compensation plan under which the Company currently grants equity awards. The proposed amendment to the 2010 Equity Incentive Plan would increase the number of shares available for grant under the 2010 Equity Incentive Plan by 5,950,000 shares, bringing the total that may be granted under the 2010 Equity Incentive Plan to 14,351,995 shares. As of July 31, 2014, no benefits or amounts relating to the additional 5,950,000 shares have been received by, or allocated to, any individuals.

  •
  Shares Outstanding.  As of July 31, 2014, under the 2001 Stock Plan and the 2010 Equity Incentive Plan there were: (i) 8,381,651 shares subject to outstanding options, with a weighted average exercise price of $11.3819 and a weighted average remaining term of 4.54 years and (ii) 395,300 shares subject to outstanding restricted stock units.

  •
  Overhang.  As of July 31, 2014, our overhang is 7.4%. For this purpose we calculated overhang as (i) 6,156,056 shares subject to outstanding options under the 2010 Equity Incentive Plan, plus (ii) 395,300 shares subject to outstanding restricted stock units under the 2010 Equity Incentive Plan, and plus (iii) 1,900,595 shares subject to outstanding options under the 2001 Stock Option Plan, divided by (a) 103,460,015, which is the total outstanding shares of our Common Stock as of July 31, 2014, plus (b) 8,451,951 shares underlying outstanding options and restricted stock units under the 2001 Stock Option Plan and the 2010 Equity Incentive Plan, plus (c) 1,740,838 shares available for grant under the 2010 Equity Incentive Plan. Our 2001 Stock Option Plan

    was terminated in June 2010 and therefore, no additional equity awards have been granted since the plan's termination or will be granted under it in the future.

  •
  Burn Rate.  Burn rate measures our usage of shares for the 2010 Equity Incentive Plan as a percentage of the total outstanding shares of our Common Stock. For 2013, 2012 and 2011, our burn rates were 4.3%, 2.9% and 1.5%, respectively. The rates were calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average number of shares outstanding during the year. Our average annual burn rate of 2.9% over this three year period was within Institutional Shareholder Services Inc., or ISS, guidelines for the Pharmaceutical and Biotechnology Industry.

  •
  Forecasted Grants.  The Board anticipates that the proposed share increase to the 2010 Equity Incentive Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2010 Equity Incentive Plan through approximately December 2018. The forecast is based on the expectations that through December 2018, (i) the Company would grant options and restricted stock units covering approximately 7,500,000 shares; and (ii) approximately 2,300,000 shares would be cancelled or forfeited under outstanding options and restricted stock units. The net grants (that is, grants less cancellations and forfeitures) during this period would be approximately 5,200,000 shares. As a result, we anticipate that we will be requesting additional shares under the 2010 Equity Incentive Plan at the 2018 annual meeting of stockholders. Despite the projected share use described above, future circumstances and business needs may dictate a different result.

        The Board has approved the amendment to the 2010 Equity Incentive Plan, subject to the approval of our stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve this proposal.

        If our stockholders do not approve the proposed amendment to the 2010 Equity Incentive Plan, the Company would soon be unable to continue making grants under the 2010 Equity Incentive Plan, jeopardizing our ability to attract and retain the talent necessary for us to continue and succeed in our business.

Summary of the 2010 Equity Incentive Plan

        The following is a summary of the principal features of the 2010 Equity Incentive Plan and its operation, as amended to reflect the amendment proposed in this Proxy Statement. The amended 2010 Equity Incentive Plan is attached as Appendix A to this Proxy Statement. This summary does not contain all of the terms and conditions of the 2010 Equity Incentive Plan and is qualified in its entirety by reference to the 2010 Equity Incentive Plan as set forth in Appendix A.

General

        The purposes of the 2010 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company's business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

        Upon stockholder approval of the amended 2010 Equity Incentive Plan, the total number of shares of our Common Stock that will be available for issuance under the 2010 Equity Incentive Plan will equal the sum of (i) 14,449,975 shares, which is the sum of (a) 8,400,000 shares previously approved by the stockholders, (b) an increase of 5,950,000 shares pursuant to this amendment to the 2010 Equity

Incentive Plan, and (c) 99,975 shares, which is the number of shares that had been reserved but not issued pursuant to any awards granted under the 2001 Stock Option Plan as of June 25, 2010, plus (ii) the number of shares subject to outstanding awards under the 2001 Stock Option Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company (up to a maximum of 8,183,199 shares pursuant to this subsection (ii)). If any award granted under the 2010 Equity Incentive Plan expires, lapses or becomes unexercisable without having been exercised in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company due to failure to vest, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2010 Equity Incentive Plan.

        Shares subject to awards of restricted stock, restricted stock units, performance shares and performance units, which are collectively referred to as Full Value Awards, will count against the 2010 Equity Incentive Plan's share reserve as 1.22 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 1.22 times the number of shares forfeited or repurchased will return to the share reserve.

        If an award expires or becomes unexercisable without having been exercised in full or is terminated due to failure to vest, the unpurchased or unissued shares subject to such award will become available for future grant or sale under the 2010 Equity Incentive Plan. Upon the exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the 2010 Equity Incentive Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2010 Equity Incentive Plan. Shares used to pay the exercise price or purchase price of an award and/or to satisfy the tax withholding obligations of an award will not remain available for issuance under the 2010 Equity Incentive Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2010 Equity Incentive Plan.

Adjustments to Shares Subject to the 2010 Equity Incentive Plan

        In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure affecting our Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Equity Incentive Plan, will adjust the number and class of shares that may be delivered under the 2010 Equity Incentive Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration

        The 2010 Equity Incentive Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board, or the Committee. To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). For purposes of this summary of the 2010 Equity Incentive Plan, the term "Administrator" will refer to either the Committee or the Board.

        Subject to the terms of the 2010 Equity Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2010 Equity Incentive Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2010 Equity Incentive Plan and outstanding awards. The Administrator cannot (x) modify or amend an option or a stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (other than pursuant to certain changes in the Company's capitalization), or (y) cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price, unless such action is approved by the Company's stockholders before such action is taken. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2010 Equity Incentive Plan.

Eligibility

        Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of July 31, 2014, the Company had approximately 103 employees, including 5 named executive officers, 20 consultants and 9 non-employee directors, who would be eligible to participate in the 2010 Equity Incentive Plan.

Stock Options

        Each option granted under the 2010 Equity Incentive Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2010 Equity Incentive Plan.

        The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, or a Ten Percent Stockholder, must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing price per share on the date of grant as quoted on the NASDAQ Stock Market. On July 31, 2014, the closing price of a share of our Common Stock on the NASDAQ Stock Market was $4.82 per share.

        The 2010 Equity Incentive Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, by check, by tender of shares having a fair market value equal to the aggregate exercise price of the exercised shares, by a net exercise, by a cashless exercise program that the Company implements, by a reduction in any Company liability to the participant, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

        Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.

        The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option. An award agreement may also provide that if exercising an option following termination of a participant's service (other than upon death or disability) would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, or Section 16(b), then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b). An award agreement may also provide that if exercising an option following termination of a participant's service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after termination of the participant's service during which exercising the option would not violate such registration requirements. However, in no event can an option be exercised after the expiration of the term of the option.

Stock Appreciation Rights

        A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2010 Equity Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2010 Equity Incentive Plan.

        The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than 10 years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

        Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2010 Equity Incentive Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see "Performance Goals" below for more information).

        Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award.

The Administrator, in its sole discretion, generally may reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

        The Administrator may grant restricted stock units, which represent a right to receive shares at a future date as set forth in the participant's award agreement. Each restricted stock unit granted under the 2010 Equity Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2010 Equity Incentive Plan.

        Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish vesting criteria in its discretion, which may be based on company-wide, business unit or individual goals, or any other basis that, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see "Performance Goals" below for more information).

        After the grant of a restricted stock unit award, the Administrator, in its sole discretion, generally may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our Common Stock, or a combination of cash and shares.

Performance Units and Performance Shares

        Performance units and performance shares may also be granted under the 2010 Equity Incentive Plan. Each award of performance shares or units granted under the 2010 Equity Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2010 Equity Incentive Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see "Performance Goals" below for more information).

        After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

        Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2010 Equity Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. In all other respects, performance goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to issuance of an award and applied consistently with respect to the performance goal for the relevant performance period.

        To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period and determine what actual award (if any) will be paid in the event of the participant's termination of employment, death or disability, or a change in control of the Company prior to the end of the performance period, or otherwise. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Individual Award Limitations

        The 2010 Equity Incentive Plan contains annual grant limits intended to satisfy Code Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options is 1,000,000 shares, (ii) pursuant to stock appreciation rights is 1,000,000 shares, (iii) pursuant to restricted stock is 300,000 shares, (iv) pursuant to restricted stock units is 300,000 shares, and (iv) pursuant to performance shares is 300,000 shares, and (v) the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $1,000,000. In addition, in connection with his or her initial hiring with the Company, an individual may be granted additional awards of up to a maximum of (a) 1,000,000 shares covering options, (b) 1,000,000 shares covering stock appreciation rights, (c) 300,000 shares covering restricted stock, (d) 300,000 shares covering restricted stock units, (e) 300,000 shares covering performance shares, and (f) that number of units having an initial value of up to $1,000,000 covering performance units.

        The Administrator will adjust the share limitations set forth in the above paragraph in the event of any adjustment to the Company's shares discussed above (under "Adjustments to Shares Subject to the 2010 Equity Incentive Plan").

Transferability of Awards

        Awards granted under the 2010 Equity Incentive Plan generally are not transferable other than by will or by the laws of descent or distribution, and may be exercised during a participant's lifetime only by the participant.

Dissolution or Liquidation

        In the event of the Company's proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

        The 2010 Equity Incentive Plan provides that, in the event of a merger or our "change in control" (as defined in the 2010 Equity Incentive Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that

  •
  awards be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation or its affiliate;

  •
  awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

  •
  outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

  •
  an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant's rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the Administrator in its sole discretion; or

  •
  any combination of the foregoing.

        If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

        The 2010 Equity Incentive Plan will automatically terminate 10 years from the date of its adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2010 Equity Incentive Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2010 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

        No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the optionee to the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options

        No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Appreciation Rights

        No taxable income is reportable when a stock appreciation right with a per share exercise price equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

        A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax

        Beginning in 2013, a participant's annual "net investment income," as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the "Medicare Surtax"). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant's awards under the 2010 Equity Incentive Plan. Whether a participant's net investment income will be subject to the Medicare Surtax will depend on the participant's level of annual income and other factors.

Section 409A

        Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2010 Equity Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

        If an award granted under the 2010 Equity Incentive Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

        We generally will be entitled to a tax deduction in connection with an award under the 2010 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to "covered employees" within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. These conditions include stockholder approval of the 2010 Equity Incentive Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, and establishing performance criteria that must be met before the award actually will vest or be paid. The 2010 Equity Incentive Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Number of Awards Granted to Employees and Directors

        The number of awards that an employee, director or consultant may receive under the 2010 Equity Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth, as of December 31, 2013, (i) the aggregate number of shares of Common Stock subject to options and restricted stock unit awards granted under the 2010 Equity

Incentive Plan during the last fiscal year and (ii) the average per share exercise price of such options and the dollar value of such restricted stock units granted.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted
Seth H. Z. Fischer Chief Executive Officer	1,000,000	$12.90	—	—
Svai S. Sanford Interim Chief Financial Officer and Chief Accounting Officer	15,000	$12.39	—	—
John L. Slebir Senior Vice President, Business Development and General Counsel and Secretary	70,000	$12.39	—	—
Wesley W. Day, Ph.D. Vice President, Clinical Development	50,000	$12.39	—	—
Guy P. Marsh Vice President, U.S. Operations and General Manager	110,000	$12.39	—	—
Michael P. Miller(1) Former Senior Vice President and Chief Commercial Officer	90,000	$12.39	—	—
Timothy E. Morris(2) Former Senior Vice President Finance and Global Corporate Development and Chief Financial Officer	110,000	$12.39	—	—
Lee B. Perry(3) Former Vice President and Chief Accounting Officer	70,000	$12.39	—	—
Peter Y. Tam(4) Former President	140,000	$12.39	—	—
Leland F. Wilson(5) Former Chief Executive Officer	200,000	$12.39	—	—
Anthony P. Zook(6) Former Chief Executive Officer	1,000,000	$13.70	—	—
All current executive officers, as a group	1,245,000	$12.80	—	—
All current directors who are not executive officers, as a group	250,000	$12.84	81,125	$1,040,039
All current employees who are not executive officers, as a group	736,831	$12.42	—	—

(1)
Mr. Miller's role as Senior Vice President and Chief Commercial Officer ended on January 16, 2014, and his employment terminated with the Company, effective February 14, 2014.

(2)
Mr. Morris' role as Senior Vice President Finance and Global Corporate Development and Chief Financial Officer ended on November 4, 2013, and his employment terminated with the Company, effective December 31, 2013.

(3)
Mr. Perry's role as Vice President and Chief Accounting Officer ended on December 16, 2013, and his employment terminated with the Company, effective December 31, 2013.

(4)
Mr. Tam resigned as President, effective October 12, 2013, in connection with the Settlement Agreement. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(5)
Mr. Wilson resigned as Chief Executive Officer, effective July 19, 2013, in connection with the Settlement Agreement. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(6)
Mr. Zook was appointed as Chief Executive Officer on July 22, 2013 in connection with the Settlement Agreement and resigned from the position effective as of September 3, 2013. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

Required Vote

        Approval of the amendment to the 2010 Equity Incentive Plan requires the affirmative "FOR" vote of a majority of the shares present in person or represented by Proxy entitled to vote at the Annual Meeting. If stockholders do not approve the amendment to the 2010 Equity Incentive Plan, no shares will be added to the total number of shares reserved for issuance under the 2010 Equity Incentive Plan, and the 2010 Equity Incentive Plan will continue under its existing terms without the increase in share reserves provided by the amendment.

Board Recommendation

        We believe strongly that the approval of the amendment to the 2010 Equity Incentive Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the 2010 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company's goals. For the reasons stated above, the stockholders are being asked to approve the amendment to the 2010 Equity Incentive Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE 2010 EQUITY INCENTIVE PLAN BY 5,950,000 SHARES.

 BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board Meetings

        The Board met 24 times during fiscal year 2013. All directors attended at least 75% of the aggregate of all meetings of the Board and of the committees on which they served during the year ended December 31, 2013, with the exception of Johannes J.P. Kastelein, M.D., Ph.D., Robert N. Wilson and Anthony P. Zook.

        Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders.

Board Independence

        As required under the applicable listing standards of the NASDAQ Global Market, a listed company's board of directors must affirmatively determine that a majority of its directors are "independent," as defined by such listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. Additionally, the board of directors must make a subjective determination as to each director that no relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these requirements, our Board has determined that 9 of our 10 directors each satisfy the director independence standards of the NASDAQ Global Market. Our Board has also determined that Seth H. Z. Fischer, our Chief Executive Officer, is not independent by virtue of his employment with the Company. Mr. Fischer is not a member of the committees of our Board, and our Board committees are comprised of only independent directors.

Board Leadership Structure

        The Company maintains separate positions of the Chairman of the Board of Directors and Chief Executive Officer. Having these positions separate allows our Chief Executive Officer to focus on the daily operations, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. While our charter documents do not require that our Chairman of the Board and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure to assure good and efficient corporate governance. The Board has charged the Chairman of the Board with responsibility for presiding over meetings of the Board, developing meeting agendas in consultation with management, facilitating communication between management and the Board, representing director views to management and improving meeting effectiveness, among other things. Our Chairman of the Board is elected annually at the first Board meeting following the annual meeting of stockholders and is currently Michael J. Astrue.

Risk Oversight

        Our Board as a whole is responsible for overseeing our risk management function. Members of our senior management team are responsible for implementation of our day-to-day risk management processes, while the Board, as a whole and through its Audit Committee, Compensation Committee and Nominating and Governance Committee, has responsibility for the oversight of overall risk management. As risk is inherent in every business and is rarely static, the Board and senior management routinely discuss and analyze any significant strategic, operational, financial, legal and compliance risks facing the Company as well as our general risk management strategy and actions taken by senior management in compliance with this strategy. At meetings of the Board, senior management provides updates to the Board on any specific risk-related issues as they evolve, which allows the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        In addition, each of the committees of our Board considers any risks that may be within its area of responsibilities and directors periodically engage in discussions with members of the senior management team as appropriate. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Committees

        The Board has Audit, Compensation, and Nominating and Governance Committees. The written charter for each of these committees can be found on our website at www.vivus.com. All members of the committees are appointed by the Board, and are independent non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2013, and its function:

  Audit Committee

        The Audit Committee currently consists of directors Carroll, Logan and Rosenman, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ director independence standards and the SEC requirements, in each case as currently in effect. Messrs. Carroll and Logan will not stand for re-election at the 2014 Annual Meeting and will continue to serve on the Audit Committee until the effective time of their resignation immediately preceding the Annual Meeting. During fiscal year 2013, Charles J. Casamento, Mark B. Logan and Ernest Mario, Ph.D. also served as members of the Audit Committee, prior to Mr. Casamento and Dr. Mario's resignation effective July 19, 2013 and Mr. Logan's resignation effective July 25, 2013. The Board has determined that Mr. Rosenman is an "audit committee financial expert" as defined in SEC rules. Mr. Rosenman currently serves as Chairman of the Audit Committee. The Audit Committee held four meetings during fiscal year 2013.

        The Audit Committee's main function is to oversee our accounting and financial reporting processes, internal system of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee's responsibilities include, among other things:

  •
  assisting the Board in its oversight of the integrity of the Company's accounting and financial reporting process and the audits of the Company's financial statements by the Company's independent registered public accounting firm, or Independent Auditors;

  •
  monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Independent Auditors and the Company's financial and senior management;

  •
  evaluating the Company's compliance with legal and regulatory requirements under applicable securities law;

  •
  interacting directly with and evaluating the performance of the Independent Auditors, including engaging or dismissing the Independent Auditors and monitoring the Independent Auditors' qualifications and independence; and

  •
  facilitating communication among the Independent Auditors and the Company's financial and senior management and the Board.

        Both our Independent Auditors and internal financial personnel meet privately with the Audit Committee and have unrestricted access to the Audit Committee.

        The Audit Committee Report is included herein on page 35.

  Compensation Committee

        The Compensation Committee currently consists of directors Carroll, Colin, Norton and Rosenman. Mr. Carroll will not stand for re-election at the 2014 Annual Meeting and will continue to serve on the Compensation Committee until the effective time of his resignation immediately preceding the Annual Meeting. During fiscal year 2013, Charles J. Casamento, Ernest Mario, Ph.D. and Linda M. Dairiki Shortliffe, M.D. also served as members of the Compensation Committee, prior to their resignations effective July 19, 2013. In addition, during fiscal year 2013, Robert N. Wilson also served as a member of the Compensation Committee, prior to his resignation effective June 20, 2014. None of the foregoing individuals is currently or has during fiscal year 2013 served as an employee of the Company, and each is independent within the meaning of the NASDAQ director independence standards as currently in effect. The Compensation Committee held 12 meetings during fiscal year 2013. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee. Dr. Colin currently serves as Chairman of the Compensation Committee. The Compensation Committee's responsibilities include, among other things:

  •
  establishing and maintaining compensation and benefit plans, policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results;

  •
  reviewing the compensation of the Company's Chief Executive Officer, the Company's other executive officers as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended, and the Company's non-employee directors; and

  •
  ensuring compliance with the compensation rules, regulations and guidelines promulgated by the NASDAQ stock market, the SEC and other law, as applicable.

        The Compensation Committee reviews and approves the salaries and incentive compensation of our officers, directors and the remainder of our personnel, including all new hire stock option grants. In addition, the Compensation Committee approves stock option grants for all employees as part of our annual performance review process.

        The agenda for meetings of the Compensation Committee is prepared by the Compensation Committee Chair in consultation with management. The Compensation Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, attend any meeting to provide such information as the Compensation Committee requests. In rendering its decisions, the Compensation Committee also considers the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. The Chief Executive Officer and any other officers cannot be present during the portion of any meeting relating to their own compensation or performance.

        The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with the Company's certificate of incorporation, Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, NASDAQ rules and other applicable law. The Board retains the authority to review and approve cash and equity compensation for our officers and directors, which it exercises from time to time.

        The Compensation Committee is committed to ensuring that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company's stockholders. To this end, the Compensation Committee has directly selected and retained the services of Radford, Inc., or Radford, to assist it in evaluating executive and non-employee director compensation matters. During 2013, Radford only provided services to the Compensation Committee and such services were related exclusively to executive or non-employee director compensation. In 2013, the Compensation Committee engaged Radford to conduct a peer group analysis, an analysis of the Chief Executive Officer's compensation and an analysis of non-employee directors' compensation. The Compensation Committee has the sole discretion to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, direct responsibility for the appointment, compensation and oversight of the work of any compensation adviser, the right to receive from the Company appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to compensation advisers retained by the Compensation Committee and responsibility to consider certain independence factors before selecting such compensation advisers, other than in-house legal counsel. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive and non-employee director compensation matters.

        After review and consultation with Radford, the Compensation Committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2013. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Securities Exchange Act of 1934, as amended, and applicable NASDAQ listing standards.

        The Compensation Committee Report is included herein on page 49.

  Nominating and Governance Committee

        The Nominating and Governance Committee currently consists of directors Astrue, Colin, Denner, Norton and Plutzky, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ director independence standards as currently in effect. Mr. Astrue will not stand for re-election at the 2014 Annual Meeting and will continue to serve on the Nominating and Governance Committee until the effective time of his resignation immediately preceding the Annual Meeting. During fiscal year 2013, Charles J. Casamento, Mark B. Logan and Linda M. Dairiki Shortliffe, M.D. also served as members of the Nominating and Governance Committee, prior to Mr. Casamento and Dr. Shortliffe's resignation effective July 19, 2013 and Mr. Logan's resignation effective July 25, 2013. The Nominating and Governance Committee held five meetings during fiscal year 2013. Mr. Norton currently serves as Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for:

  •
  identifying, considering and recommending candidates for nomination to the Board;

  •
  developing, reviewing and recommending to the Board, corporate governance guidelines and principles applicable to the Company;

  •
  overseeing the evaluation of the Board, including conducting surveys of director observations, suggestions and preferences; and

  •
  advising the Board on corporate governance matters and performance matters of the Board, including recommendations regarding the structure and composition of the Board and Board committees.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board as described below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for membership on the Board and should be addressed to our Corporate Secretary at VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041. In addition, procedures for stockholder direct nomination of directors are discussed in detail in our Amended and Restated Bylaws, which can be provided to you upon written request. The Nominating and Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a member of the Board, management or other sources.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed below and seeks to achieve a balance of knowledge, experience and skill on the Board.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board. The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board as follows:

  •
  possession of the highest professional and personal ethics and values;

  •
  the ability to think and act independently;

  •
  broad experience at the policy-making level in business, healthcare, education, or government;

  •
  a commitment to enhancing stockholder value and providing insight and practical wisdom based on experience;

  •
  service on other boards of public companies should be limited to a number that permits a director, given each director's individual circumstances, to perform responsibly, all director duties; and

  •
  each director must represent the interests of our stockholders.

        While the Company does not have a formal policy on director diversity, the Board and the Nominating and Governance Committee also consider diversity when reviewing the composition of the Board and considering the slate of nominees for annual election to the Board and the appointment of individual directors to the Board. In this context, diversity factors include without limitation experience, specialized expertise, geographic location, cultural background and gender. Diversity factors are then considered with other factors by our Nominating and Governance Committee in the context of an assessment of the perceived needs of our Board on an annual basis or at a particular point in time.

        After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of directors Carroll, Colin, Norton and Rosenman. None of the members of our Compensation Committee during 2013 is currently or has been, at any time since our formation, one of our officers or employees. During 2013, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee

        On July 18, 2013, we entered into a Settlement Agreement with First Manhattan Co., or First Manhattan, terminating First Manhattan's proxy contest with respect to the election of directors at our 2013 Annual Meeting. In connection with the Settlement Agreement, we reimbursed approximately $2.9 million in expenses incurred by First Manhattan. Dr. Colin, a member of the Compensation Committee who was appointed to our Board in connection with the Settlement Agreement, is Senior Managing Director at First Manhattan. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement. Other than Dr. Colin, none of the members of our Compensation Committee during 2013 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholder Communications to Directors

        Stockholders may communicate directly with our Board by sending a letter addressed to:

General Counsel
VIVUS, Inc.
351 East Evelyn Avenue
Mountain View, CA 94041

        Our General Counsel will ensure that a summary of all communications received is provided to the Board at its regularly scheduled meetings. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Where the nature of a communication warrants, the General Counsel may decide to obtain the more immediate attention of the appropriate committee of the Board or a non-management director, management or independent advisors, as the General Counsel considers appropriate. The General Counsel may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics may be found on our website at www.vivus.com. The Company will disclose any amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page. The Company intends to disclose future amendments to, or waivers from, certain provisions of its Code of Business Conduct and Ethics on the above website within five business days following the date of such amendment or waiver.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which set forth amongst other things the principles that guide the Board's exercise of its responsibility to oversee corporate governance, maintain its independence and evaluate its own performance. Our Corporate Governance Guidelines provide that the Board shall elect its Chairman and appoint the Company's Chief Executive Officer in accordance with the best interests of the Company. Our Corporate Governance Guidelines also provide that directors should not serve on boards of public companies in addition to the Company's Board where such service is likely to interfere with the performance of the director's duties to the Company, taking into account the individual, the nature of his or her activities and such other factors or considerations as the Board deems relevant. The Corporate Governance Guidelines may be found on our website at www.vivus.com.

EXECUTIVE OFFICERS

        The following table and the biographical information that follows it set forth information as of July 31, 2014 regarding our executive officers:

Name	Age	Position
Seth H. Z. Fischer	58	Chief Executive Officer and Director
Svai S. Sanford	44	Interim Chief Financial Officer and Chief Accounting Officer
John L. Slebir	49	Senior Vice President, Business Development and General Counsel and Secretary
Wesley W. Day, Ph.D.	50	Vice President, Clinical Development
Guy P. Marsh	61	Vice President, U.S. Operations and General Manager

        The biographical information of Mr. Fischer is set forth above under Proposal No. 1, "Election of Directors."

        Svai S. Sanford has served as our interim Chief Financial Officer since November 2013 and as our Chief Accounting Officer since December 2013. From July 2012 until November 2013, he served as our Corporate Controller. Prior to this, Mr. Sanford was the Corporate Controller at Glam Media, Inc., a digital content provider, from November 2010 to June 2012, and in addition to other senior management roles within the company, he was the Senior Director, Technical Accounting, Reporting and Compliance at Elan Pharmaceuticals, Inc., a biopharmaceutical company, from March 2004 to November 2010. Mr. Sanford began his career with KPMG LLP, where he earned his license as a certified public accountant. Mr. Sanford holds a B.S. in Accounting from Kansas State University.

        John L. Slebir joined VIVUS in September 2009. Since January 2014, Mr. Slebir has served as our Senior Vice President, Business Development and General Counsel, and, since June 2012, he also has served as our Secretary. From June 2011 until January 2014, Mr. Slebir served as our Vice President, Business Development and General Counsel, from January 2011 until June 2011, he served as our Vice President, General Counsel, and, from September 2009 until January 2011, he served as our General Counsel on a part-time basis. From March 1999 to January 2011, Mr. Slebir served as an attorney at Wilson Sonsini Goodrich & Rosati, P.C., specializing in corporate securities and corporate governance. Prior to joining Wilson Sonsini Goodrich & Rosati, P.C., Mr. Slebir was an attorney at two prominent Bay Area law firms specialized in insurance defense litigation. Mr. Slebir holds a B.A. in Communications from San Diego State University and a J.D. from Santa Clara University School of Law.

        Wesley W. Day, Ph.D. has served as our Vice President, Clinical Development since November 2005. From September 2003 until October 2005, Dr. Day served as Senior Director, Safety and Risk Management at Pfizer Inc., a research-based global pharmaceutical company. Since 1995, Dr. Day has served as an Adjunct Associate Professor for the School of Pharmacy at the University of Maryland at Baltimore. From 2002 until 2003, he also served as an Adjunct Assistant Professor for Temple University in Philadelphia, Pennsylvania. Dr. Day holds a B.S. from the University of Texas Pan American and a Ph.D. in Pharmacology and Toxicology from the University of Maryland at Baltimore.

        Guy P. Marsh has served as our Vice President, U.S. Operations and General Manager since July 2000. From 2001 until the sale of our MUSE product in 2010, Mr. Marsh was responsible for U.S. Sales and Marketing of MUSE. From April 1999 to July 2000, Mr. Marsh served as our General Manager, Operations. From May 1998 to March 1999, he served as our Senior Director, U.S. Operations. From April 1994 to April 1998, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc., a pharmaceutical company acquired by Teva Pharmaceutical Industries, Ltd. From September 1993 to April 1994, Mr. Marsh served as a liaison between Copley

Pharmaceutical, Inc. and Copley's majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc., a pharmaceutical company. Mr. Marsh holds a B.S. in Engineering from New Jersey Institute of Technology, an M.B.A. from Seton Hall University and a New Jersey State Professional Engineering License.

AUDIT COMMITTEE REPORT

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 with our management. In addition, the Audit Committee has discussed with OUM & Co. LLP, our independent registered public accounting firm, or the Auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

        The Audit Committee also has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Herman Rosenman, Chairman J. Martin Carroll Mark B. Logan

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses:

  •
  the elements of our compensation programs applicable to the named executive officers for 2013;

  •
  the actions taken in 2013 with respect to compensation for the named executive officers; and

  •
  the compensation of our named executive officers during 2013.

        We refer to the following individuals as "named executive officers" for 2013:

Name	Title
Seth H. Z. Fischer	Chief Executive Officer
Svai S. Sanford	Interim Chief Financial Officer and Chief Accounting Officer
John L. Slebir	Senior Vice President, Business Development and General Counsel and Secretary
Wesley W. Day, Ph.D.	Vice President, Clinical Development
Guy P. Marsh	Vice President, U.S. Operations and General Manager
Michael P. Miller	Former Senior Vice President and Chief Commercial Officer
Timothy E. Morris	Former Senior Vice President Finance and Global Corporate Development and Chief Financial Officer
Lee B. Perry	Former Vice President and Chief Accounting Officer
Peter Y. Tam	Former President
Leland F. Wilson	Former Chief Executive Officer
Anthony P. Zook	Former Chief Executive Officer

General Philosophy

        We compensate our named executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Our core objective is to attract, retain, reward and motivate our named executive officers and to align our performance with the long-term interests of our stockholders.

        Our compensation programs are designed to:

  •
  attract and retain our named executive officers by providing an overall compensation package that is competitive in the market in which we compete through cash bonuses and long-term equity awards based on corporate and individual performance;

  •
  share the risks and rewards of our business with our named executive officers;

  •
  align the interests of our named executive officers with the interests of our stockholders in particular through equity awards; and

  •
  compensate our named executive officers in a manner that is efficient and affordable for the Company.

        In determining the compensation for our named executive officers, we, in connection with consulting with our compensation consultant, Radford, Inc., or Radford, consider a number of factors, including information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States. We also consider the seniority level of the employee, the geographical region in which the employee resides and the employee's overall performance and contribution to the Company. Especially with respect to the compensation of our Chief Executive Officer, we also consider our performance and the anticipated difficulty of replacing the Chief Executive Officer with someone of comparable experience and skills.

Executive Compensation Program Objectives

  Executive Compensation Programs

        Our Compensation Committee relies on experience with other companies in our industry and, with respect to our named executive officers, third party industry compensation surveys, including those compiled and provided to the Compensation Committee by Radford, and internally generated comparisons of the various elements of total compensation to peer group companies, or the Peer Group, to determine base salary, performance-based cash bonuses and performance-based equity awards and the portion of total compensation each element should comprise. We believe that a larger portion of our named executive officers' compensation should be based on performance than our lower level personnel. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

        We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, increases in base pay are provided to recognize an employee's specific performance achievements and contributions.

        We also utilize cash bonuses to compensate employees for the achievement of corporate objectives as well as an employee's outstanding results while allowing us to remain competitive with other companies.

        We utilize equity-based compensation to ensure that we have the ability to retain employees over a longer period of time and to provide employees with a form of reward that aligns their interests with those of our stockholders. In 2013, we primarily utilized stock options, which typically vest over a period of four years which provides a long-term incentive to our personnel as they work on multi-year commercialization and drug development programs. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. Beginning in 2014, our annual equity-based compensation includes a mix of stock options and restricted stock units, due to our stock price volatility, our current share reserves under our 2010 Equity Incentive Plan and our goal to further incentivize our personnel. These annual restricted stock units generally vest over a period of four years, providing a long-term incentive to our personnel. The special restricted stock unit grants to Messrs. Sanford, Slebir and Marsh and Dr. Day in January 2014 vest pursuant to the following 18 month schedule commencing on January 1, 2014, or the Vesting Commencement Date: 20% on the six month anniversary of the Vesting Commencement Date, 20% on the 12 month anniversary of the Vesting Commencement Date and 60% on the 18 month anniversary of the Vesting Commencement Date, subject to continued full time employment with the Company on each such date.

        Core benefits, such as our basic health benefits, 401(k) program, disability and life insurance plans, are designed to provide support to employees and their families and to be competitive with other companies in our industry.

  Our Peer Group

        In 2012, our Compensation Committee chose a group of 16 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents. Additional compensation data for each named executive officer was obtained from the Radford Global Life Sciences Survey. The Compensation Committee also included in the Peer Group companies with which we compete for talent and that more closely resemble the group of companies that we would use for measuring relative financial performance for annual incentive bonuses. For 2013, the Peer Group remained unchanged from 2012 and consisted of the following companies, which was determined by the Compensation Committee:

Affymax, Inc.	MannKind Corporation
Arena Pharmaceuticals, Inc.	Medivation, Inc.
Amylin Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.
Biomarin Pharmaceutical Inc.	Orexigen Therapeutics, Inc.
Dendreon Corporation	Questcor Pharmaceuticals, Inc.
Exelixis, Inc.	Rigel Pharmaceuticals, Inc.
ISIS Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Jazz Pharmaceuticals, Inc.	Theravance, Inc.

        For 2014, our Compensation Committee, after consulting with Radford, chose a group of 20 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development in transitioning from a development stage company to a commercial company, market capitalization size, entity size, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents. Additional compensation data for our Chief Executive Officer was obtained from the Radford Global Life Sciences Survey, which was provided to the Compensation Committee by Radford. For 2014, the Peer Group consisted of the following companies, which was determined by the Compensation Committee, after consulting with Radford:

ACADIA Pharmaceuticals Inc.	Idenix Pharmaceuticals, Inc.
Aegerion Pharmaceuticals, Inc.	ImmunoGen, Inc.
AMAG Pharmaceuticals, Inc.	InterMune, Inc.
Arena Pharmaceuticals, Inc.	MannKind Corporation
Avanir Pharmaceuticals, Inc.	Nektar Therapeutics
Cadence Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Depomed, Inc.	Omeros Corporation
Dyax Corp.	Orexigen Therapeutics, Inc.
Exelixis, Inc.	Pacira Pharmaceuticals, Inc.
Horizon Pharma, Inc.	Xenoport, Inc.

        The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies reporting the individual and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our named executive officers. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publicly reported compensation data, such as scope of each named executive officer's responsibilities, their performance during the period under consideration or their perceived importance to their companies' business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our named executive officers, the Compensation Committee reviewed both Peer Group information and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

  Stockholder Say-on-Pay Votes

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we held a non-binding stockholder vote in August 2013 on our 2012 executive compensation practices. The Compensation Committee, while not bound to act on a negative vote, carefully considers the opinion of its stockholders in making compensation decisions. The 2013 say-on-pay vote to approve our 2012 executive compensation passed with 52,044,190 votes for, 1,194,339 votes against, 246,360 abstaining, and 30,885,278 broker non-votes. In alignment with our philosophy on stockholder say-on-pay, and with the results of the say-on-pay frequency vote held in 2011, we intend to continue to hold non-binding stockholder say-on-pay votes annually.

Executive Compensation Components

        We have structured each element of our compensation package as follows:

  Base Salary

        We determine our named executive officers' salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry as well as geographical area. Specifically, we utilize information obtained from our comparison of Peer Group compensation data and the annual Radford Global Life Sciences Survey, or the Comparison Data. Our Compensation Committee reviews the salaries of our named executive officers annually, and our Compensation Committee grants increases in salaries based on a review of the Comparison Data and of individual performance during the prior calendar year provided that any increases are within the guidelines determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our review of the Comparison Data, as well as from our Compensation Committee's and management's experience and general employment market conditions for our industry and geographic area. Increases in base salary are based on individual performance as merit increases and on the Comparison Data as market increases; such increases are not automatic or guaranteed.

        In January 2013, our Compensation Committee reviewed base salaries for our named executive officers. The Compensation Committee considered a number of factors in setting the 2013 base salaries for our named executive officers, including the status of the commercial launch of Qsymia® as a treatment for obesity, establishing a partnership in the United States, the European Union and certain developing countries to launch STENDRA™ and raising adequate capital to support our business. For STENDRA, we use the trade name SPEDRA™ in the EU and certain other territories outside the U.S.; throughout this Proxy Statement, we refer to STENDRA and SPEDRA as STENDRA. In addition, the Compensation Committee reviewed the Comparison Data and the individual performance of our named executive officers during the prior calendar year. Following the Compensation Committee's review, all of our named executive officers, with the exception of Messrs. Fischer, Wilson and Zook, received merit increases to their base salaries based on individual performance, and Messrs. Slebir and Marsh received market increases to their base salaries based on a review of the Comparison Data.

        The table below provides the base salary for each named executive officer:

Name	2013 Increase to Base Salary	2013 Base Salary ($)
Seth H. Z. Fischer(1)	—%	650,000
Svai S. Sanford(2)	34.3%	350,000
John L. Slebir(3)	10.5%	398,788
Wesley W. Day, Ph.D.	3.8%	419,664
Guy P. Marsh(4)	8.7%	369,887
Michael P. Miller(5)	3.5%	407,869
Timothy E. Morris(6)	5.0%	455,241
Lee B. Perry(7)	4.3%	300,010
Peter Y. Tam(8)	6.0%	577,713
Leland F. Wilson(9)	—%	738,000
Anthony P. Zook(10)	—%	650,000

(1)
Mr. Fischer was appointed as Chief Executive Officer effective as of September 3, 2013.

(2)
Mr. Sanford became our interim Chief Financial Officer on November 5, 2013 and our Chief Accounting Officer on December 16, 2013. Prior to November 5, 2013, Mr. Sanford served as our Corporate Controller during 2013.

(3)
Includes a $20,000 market adjustment increase. Actual amount of merit increase was 4.5%.

(4)
Includes a $15,000 market adjustment increase. Actual amount of merit increase was 3.9%.

(5)
Mr. Miller's role as Senior Vice President and Chief Commercial Officer ended on January 16, 2014, and his employment terminated with the Company, effective February 14, 2014.

(6)
Mr. Morris' role as Senior Vice President Finance and Global Corporate Development and Chief Financial Officer ended on November 4, 2013, and his employment terminated with the Company, effective December 31, 2013.

(7)
Mr. Perry's role as Vice President and Chief Accounting Officer ended on December 16, 2013, and his employment terminated with the Company, effective December 31, 2013.

(8)
Mr. Tam resigned as President, effective October 12, 2013, in connection with the Settlement Agreement. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(9)
Mr. Wilson resigned as Chief Executive Officer, effective July 19, 2013, in connection with the Settlement Agreement. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(10)
Mr. Zook was appointed as Chief Executive Officer on July 22, 2013 in connection with the Settlement Agreement and resigned from the position effective as of September 3, 2013. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

  Cash Bonus Plan

        Annual Bonus Plan.    We awarded cash bonuses under the Annual Bonus Plan to our named executive officers based on our overall corporate performance and achievement of general corporate performance objectives established by our Compensation Committee in February 2013. The cash bonuses are discretionary and are based on an end-of-year assessment by our Compensation Committee. The corporate performance and the achievement of corporate objectives determine the percent of the eligible cash bonus to be paid to each named executive officer. Each named executive officer's individual performance is reviewed to determine how such named executive officer's performance contributed to our overall corporate performance and achievement of corporate performance objectives. The Compensation Committee uses this information to determine the named executive officer's cash bonus award, such that the percent of the eligible bonus to be paid to a named executive officer may be decreased or eliminated based on the individual performance review. Cash bonuses under the Annual Bonus Plan are awarded on a discretionary basis, and the Compensation Committee may modify, eliminate or adjust corporate objectives at any time, thereby ensuring that employees are compensated for performance.

        For 2013, our corporate performance objectives as approved by our Compensation Committee in February 2013, were as follows:

  •
  obtaining or exceeding the Net Qsymia product sales goal for 2013, obtaining or exceeding the total Qsymia prescriptions goal for 2013 and not exceeding the Company total spending goal for 2013;

  •
  obtaining approval from the U.S. Food and Drug Administration of the modification to the Qsymia Risk Evaluation and Mitigation Strategy to allow expanded dispensing through certified retail pharmacies, including the availability of Qsymia in at least 10,000 certified retail pharmacies by August 1, 2013;

  •
  raising adequate capital to support the Company's business;

  •
  initiating the cardiovascular outcomes trial for Qsymia;

  •
  establishing a partnership in the United States, the European Union and certain developing countries to launch STENDRA;

  •
  obtaining marketing approval from the European Medicines Agency for STENDRA as a treatment for erectile dysfunction;

  •
  completing a patent goal for 2013; and

  •
  obtaining approval from the U.S. Food and Drug Administration for a Phase 3 Protocol for an investigational drug candidate.

        In the Compensation Committee's opinion, the Company succeeded in meeting the following corporate objectives: obtaining approval from the U.S. Food and Drug Administration of the modification to the Qsymia Risk Evaluation and Mitigation Strategy to allow expanded dispensing through certified retail pharmacies, including the availability of Qsymia in at least 10,000 certified retail pharmacies by August 1, 2013; raising adequate capital to support the Company's business; establishing a partnership in the United States, the European Union and certain developing countries to launch STENDRA; and obtaining marketing approval from the European Medicines Agency for STENDRA as a treatment for erectile dysfunction. Based on the achievements in 2013, the Compensation Committee determined that bonuses under the Annual Bonus Plan equal to 60% of the eligible cash bonus potential would be paid for 2013 to our eligible employees under the plan, including our eligible named executive officers.

        The table below provides the target bonus for each named executive officer who participated in the Annual Bonus Plan for 2013 and the executive's actual bonus amount (if any):

Name(1)	2013 Target Bonus as a Percentage of Base Salary	2013 Target Bonus ($)	2013 Maximum Bonus as a Percentage of Base Salary	2013 Maximum Bonus ($)	2013 Actual Bonus as a Percentage of Base Salary	2013 Actual Bonus ($)
Seth H. Z. Fischer(2)	80%	520,000	100%	650,000	16%	104,000
Svai S. Sanford(3)	30%	105,000	38%	131,250	16%	57,000
John L. Slebir	40%	159,515	50%	199,394	24%	95,700
Wesley W. Day, Ph.D.	40%	167,866	50%	209,832	24%	100,000
Guy P. Marsh	50%	184,944	63%	231,179	22%	81,000
Michael P. Miller	50%	203,935	63%	254,918	—%	—

(1)
Mr. Miller was not eligible to receive a cash bonus payment under the Annual Bonus Plan for 2013, and Mr. Zook was not a participant under the Annual Bonus Plan for 2013. Please see the Summary Compensation Table for 2013 under the heading "All Other Compensation" and the accompanying footnotes for the cash bonus payments under the Annual Bonus Plan for 2013 paid to Messrs. Morris, Perry, Tam and Wilson.

(2)
Mr. Fischer was appointed as Chief Executive Officer effective as of September 3, 2013 and received a pro-rated 2013 bonus. The cash bonus payment under the Annual Bonus Plan for 2013 is on a pro rata basis for the period of time that he served as Chief Executive Officer of the Company in 2013.

(3)
Mr. Sanford's 2013 Actual Bonus was based on his new salary due to his appointment as interim Chief Financial Officer on November 5, 2013, but his existing 2013 Target Bonus as a Percentage of Base Salary.

        For 2014, under the Annual Bonus Plan, the Compensation Committee determined that our Chief Executive Officer, interim Chief Financial Officer, Senior Vice Presidents (or the functional equivalent) and Vice Presidents would be eligible to receive target and maximum cash bonuses of up to 80%, 40%, 50% and 40% of their base salaries, respectively. The table below provides the target and maximum bonuses for each named executive officer who is participating in the Annual Bonus Plan for 2014:

Name	2014 Target Bonus as a Percentage of Base Salary	2014 Target Bonus ($)	2014 Maximum Bonus as a Percentage of Base Salary	2014 Maximum Bonus ($)
Seth H. Z. Fischer(1)	80%	520,000	80%	520,000
Svai S. Sanford	40%	140,000	40%	140,000
John L. Slebir	50%	212,500	50%	212,500
Wesley W. Day, Ph.D.	40%	172,920	40%	172,920
Guy P. Marsh	50%	188,650	50%	188,650

(1)
On June 9, 2014, the Compensation Committee of the Board approved goals and objectives to be considered by the Compensation Committee in connection with determining the discretionary cash bonus of Seth H. Z. Fischer, our Chief Executive Officer, for fiscal year 2014. Mr. Fischer will be eligible to receive a cash bonus of up to 80% of his base salary based on a number of factors, including the Company's achieving target net revenue and a target number of Qsymia prescriptions dispensed for the fiscal year ending 2014, the continued development of our commercial team and continued expense optimization. Mr. Fischer also will be eligible to receive an additional bonus equal to 20% of his base salary based on the Company's achieving a target level of third-party coverage of Qsymia prescriptions as of the fourth quarter of fiscal year 2014.

  Equity Compensation

        We award equity compensation to our named executive officers based on the performance of the named executive officer and guidelines related to each named executive officer's position in the Company. We determine our stock option and restricted stock unit guidelines based on information derived from our Compensation Committee's and management's experience. With respect to our named executive officers, we also utilize an internally generated comparison of companies and third party survey of companies in our industry, which was developed with information provided by Radford. Specifically, we utilize the Comparison Data to modify and adjust our stock option and restricted stock unit guidelines. We typically base awards to newly hired employees on these guidelines, and we base awards to continuing employees on these guidelines along with an employee's performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee's current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee's awards based on the factors described above and competitive market factors in our industry.

        Our stock option awards typically vest over a four year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. Our restricted stock unit awards typically vest over a four year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on the annual anniversary of the restricted stock unit award. We believe this vesting arrangement encourages our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

        Timing of Equity Awards.    Our Compensation Committee typically makes award decisions for employees at its first meeting in each fiscal year. We believe annual awards at this time allow the Compensation Committee to consider a number of factors related to the stock option award and restricted stock unit award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock option awards at the first meeting of the Compensation Committee following the employee's hire date. We do not plan or time our stock option awards in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

        Allocation of Equity Compensation.    In 2013, we granted stock options to purchase 4,166,292 shares of our Common Stock, of which stock options to purchase a total of 2,840,000 shares were awarded to executives, representing approximately 68% of all awards in 2013. Our Compensation Committee does not apply a formula for allocating stock options and restricted stock units to named executive officers. Instead, our Compensation Committee considers the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers and the total number of options and restricted stock units to be granted in the fiscal year.

        Type of Equity Awards.    Under our 2010 Equity Incentive Plan, we may award incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees, and we may award nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants. In 2013, the primary form of equity compensation that we awarded consisted of incentive and nonstatutory stock options. In 2014, we began awarding restricted stock units, as well as stock options.

        Equity Awards in 2013.    In January 2013, our Compensation Committee reviewed equity compensation for our then-serving named executive officers. The Compensation Committee reviewed the Comparison Data and the individual performance of such executive officers during the prior calendar year. Following the Compensation Committee's review, all of our then-serving named executive officers received stock options as reflected in the 2013 Grants of Plan Based Awards Table below.

Retirement Savings Plan

        We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We currently match employee contributions up to a maximum of 4% of an employee's salary per pay period. In 2013, the employer-match contribution limit was $10,200 per employee.

Employment Agreements

        Seth H. Z. Fischer, our Chief Executive Officer, entered into an employment agreement with the Company on September 3, 2013, which we refer to herein as the Employment Agreement. Mr. Fischer's Employment Agreement has an initial term of four years, renewing annually thereafter unless either party provides notice of non-renewal. The Employment Agreement provides for:

  •
  A base salary subject to annual review and adjustment by the Board or the Compensation Committee, which was set by the Compensation Committee at $650,000;

  •
  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board or the Compensation Committee, with an incentive target of not less than 80% of Mr. Fischer's base salary;

  •
  A one-time stock option grant to purchase 1,000,000 shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date, of which 1/36th of the total number of shares subject to the option shall vest each month, subject to Mr. Fischer's continued service to the Company on such dates;

  •
  Housing assistance and related benefits of up to $50,000 and a car allowance;

  •
  In the event Mr. Fischer decides not to enroll in our medical plan, we will provide Mr. Fischer $15,000 annually, payable in equal monthly installments during the term of his employment for such medical benefits;

  •
  If Mr. Fischer's employment is terminated at any time prior to June 3, 2014 either (i) by the Company other than for Cause (as defined in the Employment Agreement), non-renewal or due to Mr. Fischer's death or Disability (as defined in the Employment Agreement) or (ii) voluntarily by Mr. Fischer for Good Reason (as defined in the Employment Agreement), then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments for a six month severance period following termination equal to Mr. Fischer's monthly base salary immediately prior to employment termination (determined after disregarding any reduction in base salary that constitutes Good Reason); (ii) monthly severance payments during the six month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If Mr. Fischer's employment is terminated at any time on or after June 3, 2014 either (i) by the Company other than for Cause, non-renewal or due to Mr. Fischer's death or Disability or (ii) voluntarily by Mr. Fischer for Good Reason, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments during the 12 month severance period equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the 12 month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If the Company provides Mr. Fischer with written notice of non-renewal of his Employment Agreement, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments for a six month severance period following termination equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the six month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If Mr. Fischer's employment is terminated as a result of his death or Disability, then Mr. Fischer will be entitled to receive: (i) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (ii) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment; and

  •
  Upon the closing of a Change of Control (as defined in the Employment Agreement), the vesting and exercisability of the option award granted to Mr. Fischer will automatically vest in full and become exercisable.

        Under Mr. Fischer's Employment Agreement, a "Change of Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company;

  •
  the Company sells or disposes of all or substantially all of the Company's assets, provided that the licensing or sale of Qsymia/Qsiva and/or Avanafil or other products developed by the Company in any non-U.S. territory would not constitute a Change of Control; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of September 3, 2013, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        Leland F. Wilson, our former Chief Executive Officer, initially entered into an employment agreement with the Company on December 20, 2007. On January 25, 2013, our Compensation Committee approved the fourth amendment to Mr. Wilson's employment agreement, extending the term until June 1, 2014. Mr. Wilson's employment agreement, as amended, provided for:

  •
  A base salary subject to annual review and adjustment by the Board or the Compensation Committee, which was set by the Compensation Committee at $738,000 for 2013;

  •
  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board or the Compensation Committee, with an incentive target of not less than 45% of Mr. Wilson's base salary, which had been subsequently increased by the Compensation Committee to 60% for 2013;

  •
  Eligibility to receive annual performance grants under our stock option performance program, with any determinations relating to such grants to be made in the sole discretion of the Board or the Compensation Committee;

  •
  In the event that Mr. Wilson's employment agreement is not renewed and such reason for non-renewal is for reasons other than Cause, Mr. Wilson's employment with the Company is terminated without Cause or Mr. Wilson resigns for Good Reason (as those terms are defined in Mr. Wilson's employment agreement), other than as a result of a Change of Control (as defined in Mr. Wilson's employment agreement), and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 15 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to the pro-rated amount of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage; and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board. In the event Mr. Wilson's employment agreement is not renewed and a Change of Control occurs during the period commencing on the date that the Company notifies Mr. Wilson of the non-renewal and ending on Mr. Wilson's termination date, then in lieu of the benefits provided upon non-renewal, Mr. Wilson will be entitled to receive the benefits to be received for a termination In Connection with a Change of Control (as defined in Mr. Wilson's employment agreement);

  •
  In the event that Mr. Wilson's employment with the Company is terminated without Cause or resignation for Good Reason In Connection with a Change of Control, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 24 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to 200% of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 24 months of reimbursement for premiums paid for COBRA coverage; (iv) outplacement services with a total value not to exceed $20,000; and (v) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board;

  •
  In the event that Mr. Wilson's employment with the Company is terminated voluntarily by Mr. Wilson due to his retirement, such termination is without cause, and subject to Mr. Wilson providing the Company with written notice of his retirement at least 90 days prior to his retirement and his signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 21 months of Mr. Wilson's base salary, as in effect at the time of retirement; (ii) a lump sum payment equal to 100% of the average annual incentive received by Mr. Wilson over the three year period prior to his retirement; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage; and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board. The Company's obligation to provide Mr. Wilson with benefits upon retirement is conditioned on an appropriate successor to Mr. Wilson having been identified and the Board's determination that the transition to the successor has been successfully accomplished. In the event a Change of Control occurs during the period commencing on the date that Mr. Wilson provides the Company with written notice of his retirement and ending on Mr. Wilson's termination date, then in lieu of the benefits provided upon retirement, Mr. Wilson will be entitled to receive the benefits to be received for a termination In Connection with a Change of Control;

  •
  In the event that Mr. Wilson's employment is terminated due to Mr. Wilson's death or Disability (as defined in Mr. Wilson's employment agreement), the payment of (i) a lump sum payment equal to the current year's annual cash incentive pro-rated to the date of termination; (ii) up to 12 months of reimbursement for premiums paid for COBRA coverage; and (iii) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board;

  •
  An agreement by Mr. Wilson not to solicit any employee of the Company for employment other than at the Company, not to compete with the Company and not to disparage the Company, in each case during the term of his employment with the Company or until such time as he is no longer receiving payments with respect to his base salary from the Company; and

  •
  The reimbursement by the Company of reasonable and actual legal expenses incurred by Mr. Wilson in connection with the negotiation, preparation and execution of Mr. Wilson's employment agreement.

        Under Mr. Wilson's employment agreement, a "Change of Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of June 1, 2007, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        Mr. Wilson resigned as Chief Executive Officer, effective July 19, 2013, in connection with the Settlement Agreement. Please see "Executive Compensation—Potential Payments Upon Termination or Change of Control for each Named Executive Officer" for a description of the payments made to Mr. Wilson in connection with his resignation and "Certain Relationships and Related

Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

        Anthony P. Zook, our former Chief Executive Officer, did not have an employment agreement providing for certain benefits in the event of a termination or change of control.

Change of Control Benefits

        A description of the change of control benefits given to our named executed officers and a table showing potential payments upon termination or change of control of our named executive officers are set forth herein beginning on page 58 of this Proxy Statement.

Perquisites and Other Benefits

        We annually review the perquisites that our named executive officers receive. In addition to the short-term and long-term disability insurance plans offered to all of our employees, including all of our named executive officers, we provided an additional long-term disability insurance plan for our former Chief Executive Officer, Leland F. Wilson. In 2013, we also offered all of our named executive officers a supplemental medical reimbursement coverage plan which allowed our named executive officers to receive reimbursement for eligible out of pocket medical expenses. In 2014, we discontinued the use of this supplemental medical reimbursement coverage plan.

Compensation Process

        The Compensation Committee reviews and approves the salaries and incentive compensation of our named executive officers and non-employee directors and reviews and approves all new hire stock option awards to employees. In addition, the Compensation Committee approves stock option awards and restricted stock unit awards for all employees as part of our annual performance review process. The Compensation Committee approves a pool of equity awards for employees who are not executive officers, and the Chief Executive Officer distributes this pool in his discretion and based on the performance of each individual. The agendas for meetings of the Compensation Committee are prepared by the Compensation Committee Chairman in consultation with management. Our Chief Executive Officer, interim Chief Financial Officer, and General Counsel typically attend the meetings of the Compensation Committee, but the Chief Executive Officer, the interim Chief Financial Officer and the General Counsel do not participate in deliberations relating to their own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the interim Chief Financial Officer and the General Counsel, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. Additionally, the Compensation Committee considers data and information provided by Radford. The Compensation Committee generally reviews the performance and compensation of the Chief Executive Officer and interim Chief Financial Officer annually.

        Our Compensation Committee also works with our Chief Executive Officer and interim Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers, unless certain specific criteria are satisfied. While we consider the deductibility of compensation when making our compensation decisions, we believe that it is important to maintain the flexibility to compensate our executives in a manner we believe will promote our corporate goals and be in the best interests of our stockholders. Our Compensation Committee therefore has not adopted a policy requiring all compensation to be deductible.

Executive Time Off

        All of our full-time employees, including our named executive officers, receive up to seven weeks of vacation each year, based upon the length of service. Mr. Wilson, our former Chief Executive Officer, was entitled to receive seven weeks of vacation each year, and Mr. Fischer, our Chief Executive Officer, is entitled to receive four weeks of vacation each year. Unused vacation carries over to the following year and may accumulate up to three weeks at any time. Upon termination, all employees are paid their accrued benefit that existed as of the date of such termination. Additionally, all employees receive two personal days and eight sick days each year. Personal days expire if unused as of the end of the calendar year, but all employees are paid their accrued benefit of any unused personal days as of the date of termination. Sick days expire if unused as of the date of termination or the end of the calendar year.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Samuel F. Colin, M.D., Chairman J. Martin Carroll David Y. Norton Herman Rosenman

2013 Summary Compensation Table

        The following table presents information for our fiscal year ended December 31, 2013 concerning the total compensation paid to or accrued for our Chief Executive Officer, interim Chief Financial Officer, former Chief Executive Officers and Chief Financial Officer, and each of our six other most highly compensated executive officers. We refer to these executive officers as our "named executive officers" below.

Name and Principal Position	Year	Salary($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Seth H. Z. Fischer(5)	2013	212,083	7,991,558	104,000	15,965	8,323,606
Chief Executive Officer and Director
Svai S. Sanford(6)	2013	274,843	124,656	57,000	10,700	467,199
Interim Chief Financial Officer and
Chief Accounting Officer
John L. Slebir	2013	398,788	592,670	95,700	17,617	1,104,775
Senior Vice President, Business	2012	360,750	421,724	183,081	17,010	982,565
Development and General Counsel	2011	315,000	1,025,189	93,713	10,050	1,443,952
and Secretary
Wesley W. Day, Ph.D.	2013	419,664	423,335	100,000	22,179	965,178
Vice President, Clinical Development	2012	404,495	421,724	205,281	17,766	1,049,266
	2011	354,432	301,527	105,444	13,497	774,900
Guy P. Marsh	2013	369,887	931,337	81,000	12,854	1,395,078
Vice President, U.S. Operations and	2012	340,419	759,101	197,443	17,326	1,314,289
General Manager	2011	326,541	482,442	111,024	10,050	930,057
Michael P. Miller(7)	2013	407,964	762,003	—	7,553	1,177,520
Former Senior Vice President and	2012	394,076	759,101	228,564	7,158	1,388,899
Chief Commercial Officer	2011	349,826	328,062	118,941	8,531	805,360
Timothy E. Morris(8)	2013	485,006	931,337	—	1,685,127	3,101,470
Former Senior Vice President Finance	2012	433,563	759,101	251,466	23,497	1,467,627
and Global Corporate Development and	2011	410,963	482,442	139,727	21,412	1,054,544
Chief Financial Officer
Lee B. Perry(9)	2013	284,560	592,670	—	1,038,507	1,915,737
Former Vice President and Chief
Accounting Officer
Peter Y. Tam(10)	2013	491,054	1,185,337	—	2,098,199	3,774,590
Former President and Director	2012	545,012	894,053	395,134	12,389	1,846,588
	2011	501,012	603,052	212,930	16,261	1,333,255
Leland F. Wilson(11)	2013	459,355	1,662,907	—	2,453,637	4,575,899
Former Chief Executive Officer and	2012	738,000	2,742,717	405,900	11,977	3,898,594
Director	2011	710,000	1,300,998	331,925	18,096	2,361,019
Anthony P. Zook(12)	2013	111,359	8,625,680	—	2,958	8,739,997
Former Chief Executive Officer and
Director

(1)
The amounts in this column include payments in respect of accrued vacation, holidays and sick days.

(2)
The amounts included in the "Option Awards" column do not reflect compensation actually received by the named executive officer but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. See also the 2013 Grants of Plan Based Awards table below for information on option awards made in 2013.

(3)
The amounts for fiscal year 2013 in this column consist of cash bonus payments under the Annual Bonus Plan approved by the Compensation Committee in January 2014. Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(4)
The amounts in this column include (i) contributions made by the Company under its 401(k) Plan; (ii) premiums and contributions made by the Company under its supplemental medical reimbursement coverage plan; (iii) a premium for the long term disability insurance plan on behalf of Mr. Wilson; (iv) severance payments under Mr. Wilson's employment agreement with the Company and under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Messrs. Morris, Perry and Tam, effective as of July 1, 2013; (v) reimbursement for lodging expenses in Mountain View, CA; and (vi) excess medical waiver reimbursement, as provided in the table immediately following the footnotes to the 2013 Summary Compensation Table.

(5)
Mr. Fischer became our Chief Executive Officer on September 3, 2013, upon the resignation of Mr. Zook. Compensation shown was earned in 2013 and not annualized.

(6)
Mr. Sanford became our interim Chief Financial Officer on November 5, 2013 and our Chief Accounting Officer on December 16, 2013. Prior to November 5, 2013, Mr. Sanford served as our Corporate Controller during 2013. Compensation shown was earned in 2013 and not annualized.

(7)
Mr. Miller's role as Senior Vice President and Chief Commercial Officer ended on January 16, 2014, and his employment terminated with the Company, effective February 14, 2014.

(8)
Mr. Morris' role as Senior Vice President Finance and Global Corporate Development and Chief Financial Officer ended on November 4, 2013, and his employment terminated with the Company, effective December 31, 2013.

(9)
Mr. Perry's role as Vice President and Chief Accounting Officer ended on December 16, 2013, and his employment terminated with the Company, effective December 31, 2013.

(10)
Mr. Tam resigned as President, effective October 12, 2013, in connection with the Settlement Agreement. Compensation shown was earned in 2013 and not annualized. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(11)
Mr. Wilson resigned as Chief Executive Officer, effective July 19, 2013, in connection with the Settlement Agreement. Compensation shown was earned in 2013 and not annualized. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(12)
Mr. Zook was our Chief Executive Officer from July 19, 2013 through September 3, 2013. Compensation shown was earned in 2013 and not annualized.

Name	Year	401(k) Contributions ($)	Supplemental Medical Reimbursement Coverage Plan ($)	Long Term Disability Insurance Plan Premium ($)	Severance Payments ($)	Reimbursement for Lodging Expenses in Mountain View, CA ($)	Excess Medical Waiver Reimbursement ($)
Seth H. Z. Fischer	2013	4,333	—	—	—	8,507	3,125
Svai S. Sanford	2013	10,200	—	—	—	—	500
John L. Slebir	2013	10,200	7,417	—	—	—	—
	2012	10,000	7,010	—	—	—	—
	2011	9,800	250	—	—	—	—
Wesley W. Day, Ph.D.	2013	10,200	11,979	—	—	—	—
	2012	10,000	7,766	—	—	—	—
	2011	9,800	3,697	—	—	—	—
Guy P. Marsh	2013	10,200	2,654	—	—	—	—
	2012	10,000	7,326	—	—	—	—
	2011	9,800	250	—	—	—	—
Michael P. Miller	2013	7,303	250	—	—	—	—
	2012	6,908	250	—	—	—	—
	2011	6,766	1,765	—	—	—	—
Timothy E. Morris(a)	2013	10,200	18,297	—	1,656,630	—	—
	2012	10,000	13,497	—	—	—	—
	2011	9,800	11,612	—	—	—	—
Lee B. Perry(b)	2013	10,200	8,964	—	1,019,343	—	—
Peter Y. Tam(c)	2013	10,200	5,872	—	2,082,127	—	—
	2012	10,000	2,389	—	—	—	—
	2011	9,800	6,461	—	—	—	—
Leland F. Wilson(d)	2013	10,200	188	939	2,442,310	—	—
	2012	10,000	1,038	939	—	—	—
	2011	9,800	7,357	939	—	—	—
Anthony P. Zook	2013	—	—	—	—	2,958	—

(a)
The amounts in this row include severance payments triggered by the termination of employment following the change of control that occurred on July 19, 2013, as defined under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Morris, effective as of July 1, 2013, which include (i) $910,482, representing 24 months of base salary, as in effect at the time of termination; (ii) $455,241, representing an amount equal to 1/12th of Mr. Morris' target annual incentive cash bonus for the year in which termination occurred, multiplied by 24; (iii) $227,621, representing a lump sum cash payment equal to the prorated amount of Mr. Morris' target annual incentive cash bonus for the year in which termination occurred; (iv) $43,286, representing the aggregate cost of premiums for 24 months of continued group health plan coverage under COBRA; and (v) outplacement services with a total value not to exceed $20,000.

(b)
The amounts in this row include severance payments triggered by the termination of employment following the change of control that occurred on July 19, 2013, as defined under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Perry, effective as of July 1, 2013, which include (i) $600,020, representing 24 months of base salary, as in effect at the time of termination; (ii) $240,008, representing an amount equal to 1/12th of Mr. Perry's target annual incentive cash bonus for the year in which termination occurred, multiplied by 24; (iii) $120,004, representing a lump sum cash payment equal to the prorated amount of Mr. Perry's target annual incentive cash bonus for the year in which termination occurred; (iv) $39,311, representing the aggregate cost of premiums for 24 months of continued group health plan coverage under COBRA; and (v) outplacement services with a total value not to exceed $20,000.

(c)
The amounts in this row include severance payments triggered by the termination of employment following the change of control that occurred on July 19, 2013, as defined under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Tam, effective as of July 1, 2013, which include (i) $1,155,426, representing 24 months of base salary, as in effect at the time of termination; (ii) $635,484, representing an amount equal to 1/12th of Mr. Tam's target annual incentive cash bonus for the year in which termination occurred, multiplied by 24; (iii) $238,307, representing a lump sum cash payment equal to the prorated amount of Mr. Tam's target bonus; (iv) $32,910, representing the aggregate cost of premiums for 24 months of continued group health plan coverage under COBRA; and (v) outplacement services with a total value not to exceed $20,000.

(d)
The amounts in this row include severance payments triggered by the termination of employment following the change of control on July 19, 2013, as defined under the employment agreement by and between the Company and Mr. Wilson dated December 20, 2007, as amended on various dates, the most recent being the fourth amendment on January 25, 2013, which include (i) a lump sum payment of $1,476,000 equal to 24 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment of $885,600 equal to 200% of Mr. Wilson's target annual incentive bonus for the year in which termination occurred; (iii) $60,710, representing the aggregate cost of premiums for 24 months of continued group health plan coverage under COBRA; and (v) outplacement services with a total value not to exceed $20,000.

2013 Grants of Plan Based Awards

        The following table provides information with regard to each grant of an award made to a named executive officer under any plan during the fiscal year ended December 31, 2013.

						Exercise or Base Price of Option Awards ($/Sh)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					Number of Securities Underlying Options(#)		Grant Date Fair Value of Option Awards($)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)
Seth H. Z. Fischer
Stock Options	9/3/13	—	—	—	1,000,000	12.90	7,991,558
Annual Bonus Plan	—	0	520,000	650,000	—	—	—
Svai S. Sanford
Stock Options	1/25/13	—	—	—	15,000	12.39	124,657
Annual Bonus Plan	—	0	105,000	131,250	—	—	—
John L. Slebir
Stock Options	1/25/13	—	—	—	70,000	12.39	592,670
Annual Bonus Plan	—	0	159,515	199,394	—	—	—
Wesley W. Day, Ph.D.
Stock Options	1/25/13	—	—	—	50,000	12.39	423,335
Annual Bonus Plan	—	0	167,866	209,832	—	—	—
Guy P. Marsh
Stock Options	1/25/13	—	—	—	110,000	12.39	931,337
Annual Bonus Plan	—	0	184,944	231,179	—	—	—
Michael P. Miller(3)
Stock Options	1/25/13	—	—	—	90,000	12.39	762,003
Annual Bonus Plan	—	0	203,935	254,918	—	—	—
Timothy E. Morris(4)
Stock Options	1/25/13	—	—	—	110,000	12.39	931,337
Annual Bonus Plan	—	0	227,621	284,526	—	—	—
Lee B. Perry(5)
Stock Options	1/25/13	—	—	—	70,000	12.39	592,670
Annual Bonus Plan	—	0	120,004	150,005	—	—	—
Peter Y. Tam(6)
Stock Options	1/25/13	—	—	—	140,000	12.39	1,185,337
Annual Bonus Plan	—	0	317,742	397,178	—	—	—
Leland F. Wilson(7)
Stock Options	1/25/13	—	—	—	200,000	12.39	1,662,907
Annual Bonus Plan	—	0	442,800	553,500	—	—	—
Anthony P. Zook(8)
Stock Options	7/25/13	—	—	—	1,000,000	13.70	8,625,680
Annual Bonus Plan	—	—	—	—	—	—	—

(1)
The row entitled "Annual Bonus Plan" for each respective named executive officer, with the exception of Mr. Zook, in the table above reflects the threshold, target and maximum value of a cash bonus award to each respective named executive officer in 2013 under the Annual Bonus Plan approved by the Compensation Committee in January 2014. The cash bonus award amounts actually paid under the Annual Bonus Plan to the named executive officers in 2013 are shown in the Summary Compensation Table for 2013 under the heading "Non-Equity Incentive Plan Compensation" and under the heading "All Other Compensation" and the accompanying footnotes. Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(2)
Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

(3)
Mr. Miller's role as Senior Vice President and Chief Commercial Officer ended on January 16, 2014, and his employment terminated with the Company, effective February 14, 2014. Mr. Miller did not receive a cash bonus award under the Annual Bonus Plan for 2013, as shown in the Summary Compensation Table for 2013 under the heading "Non-Equity Incentive Plan Compensation."

(4)
Mr. Morris' role as Senior Vice President Finance and Global Corporate Development and Chief Financial Officer ended on November 4, 2013, and his employment terminated with the Company, effective December 31, 2013. Mr. Morris was paid 100% of his target bonus amount for fiscal year 2013 as shown in the Summary Compensation Table for 2013 under the heading "All Other Compensation" and the accompanying footnote.

(5)
Mr. Perry's role as Vice President and Chief Accounting Officer ended on December 16, 2013, and his employment terminated with the Company, effective December 31, 2013. Mr. Perry was paid 100% of his target bonus amount for fiscal year 2013 as shown in the Summary Compensation Table for 2013 under the heading "All Other Compensation" and the accompanying footnote.

(6)
Mr. Tam resigned as President, effective October 12, 2013, in connection with the Settlement Agreement. Mr. Tam was paid a pro-rata share representing 75% of his target bonus amount for fiscal year 2013 as shown in the Summary Compensation Table for 2013 under the heading "All Other Compensation" and the accompanying footnote. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(7)
Mr. Wilson resigned as Chief Executive Officer, effective July 19, 2013, in connection with the Settlement Agreement. Mr. Wilson was paid a lump sum payment equal to 200% of his target annual incentive bonus for fiscal year 2013 as shown in the Summary Compensation Table for 2013 under the heading "All Other Compensation" and the accompanying footnote. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(8)
Mr. Zook was appointed as Chief Executive Officer on July 22, 2013 in connection with the Settlement Agreement and resigned from the position, effective September 3, 2013. Mr. Zook was not a participant under the Annual Bonus Plan for 2013. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

 Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning the outstanding equity awards held as of December 31, 2013 by each named executive officer.

	Option Awards
	Number of Securities Underlying Unexercised Options(#)(1)
			Option Exercise Price($)(2)	Option Expiration Date(3)
Name	Exercisable	Unexercisable
Seth H. Z. Fischer	83,333	916,667	12.90	9/3/2020
Svai S. Sanford	12,395	22,605	22.63	9/7/2022
	—	15,000	12.39	1/25/2023
John L. Slebir	3,750	—	6.39	9/4/2019
	166,250	—	8.74	1/21/2021
	50,000	—	12.04	1/27/2022
	70,000	—	12.39	1/25/2023
Wesley W. Day, Ph. D.	100,000	—	6.05	1/25/2018
	100,000	—	4.23	1/23/2019
	40,000	—	8.91	1/22/2020
	50,000	—	8.74	1/21/2021
	50,000	—	12.04	1/27/2022
	50,000	—	12.39	1/25/2023
Guy P. Marsh	15,893	—	6.05	1/25/2018
	22,918	—	4.23	1/23/2019
	45,000	—	8.91	1/22/2020
	80,000	—	8.74	1/21/2021
	90,000	—	12.04	1/27/2022
	110,000	—	12.39	1/25/2023
Michael P. Miller(4)	325,000	—	10.19	4/30/2020
	54,400	—	8.74	1/21/2021
	90,000	—	12.04	1/27/2022
	90,000	—	12.39	1/25/2023
Timothy E. Morris(5)	150,000	—	6.05	1/25/2018
	139,346	—	4.23	1/23/2019
	80,000	—	8.91	1/22/2020
	80,000	—	8.74	1/21/2021
	90,000	—	12.04	1/27/2022
	110,000	—	12.39	1/25/2023
Lee B. Perry(6)	22,918	—	4.23	1/23/2019
	19,168	—	8.91	1/22/2020
	36,459	—	8.74	1/21/2021
	50,000	—	12.04	1/27/2022
	70,000	—	12.39	1/25/2023

	Option Awards
	Number of Securities Underlying Unexercised Options(#)(1)
			Option Exercise Price($)(2)	Option Expiration Date(3)
Name	Exercisable	Unexercisable
Peter Y. Tam(7)	41,256	—	4.25	1/29/2017
	150,000	—	6.05	1/25/2018
	250,000	—	4.23	1/23/2019
	200,000	—	7.90	10/30/2019
	100,000	—	8.91	1/22/2020
	100,000	—	8.74	1/21/2021
	106,000	—	12.04	1/27/2022
	140,000	—	12.39	1/25/2023
Leland F. Wilson(8)	341,000	—	12.04	1/27/2022
	200,000	—	12.39	1/25/2023
Anthony P. Zook(9)	—	1,000,000	13.70	7/25/2020

(1)
The stock options outstanding generally vest, subject to the employee's continued service to the Company, with respect to 25% of the options upon the one year anniversary of the grant date and 1/36th of the remaining options vesting each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The options granted to Mr. Zook would have vested, had he not resigned from the Company, with respect to 1/3rd of the option on the one year anniversary of the grant date and 1/24th of the remaining options vesting each month thereafter, with full vesting occurring on the third anniversary of the date of grant. Mr. Fischer's option grant provides for monthly vesting of 1/36th of the total number of options granted, commencing after September 3, 2013, subject to his continued service to the Company.

(2)
Stock options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

(3)
With the exception of the options granted to Mr. Fischer and Mr. Zook which expire seven years from the date of grant, these options generally expire 10 years from the date of grant. These expiration dates reflect the original option expiration dates of each option, although the options granted to Messrs. Miller, Morris, Perry, Tam, Wilson and Zook expire sooner due to the earlier termination of their respective employment with the Company.

(4)
Mr. Miller's employment with the Company terminated on February 14, 2014. As a result, all of the vested and unexercised options held by Mr. Miller expire on February 14, 2015.

(5)
Mr. Morris' employment with the Company terminated on December 31, 2013. As a result, all of the vested and unexercised options held by Mr. Morris expire on December 31, 2014.

(6)
Mr. Perry's employment with the Company terminated on December 31, 2013. As a result, all of the vested and unexercised options held by Mr. Perry expire on December 31, 2014.

(7)
Mr. Tam's employment with the Company terminated on October 12, 2013. As a result, all of the vested and unexercised options held by Mr. Tam expire on October 12, 2014.

(8)
Mr. Wilson's employment with the Company terminated on July 19, 2013. As a result, all of the vested and unexercised options held by Mr. Wilson expire on July 19, 2014.

(9)
Mr. Zook's employment with the Company terminated on September 3, 2013. Mr. Zook had no vested options at the time of his resignation.

2013 Stock Option Exercises

        The following table shows the number of shares acquired pursuant to the exercise of stock options by each named executive officer during the fiscal year ended December 31, 2013 and the aggregate dollar amount realized by the named executive officer upon exercise of the stock option.

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)
Timothy E. Morris	10,654	82,217
Peter Y. Tam	33,744	192,119
Leland F. Wilson	2,095,315	8,990,522

(1)
The aggregate dollar amount realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Common Stock underlying that stock option on the date of exercise, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of exercise, and the aggregate exercise price of the option.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

        Based upon a hypothetical triggering date of December 31, 2013, the quantifiable benefits for each named executive officer upon the occurrence of certain specified events are set forth in the table below.

Executive benefits and payments upon termination:	Involuntary termination not for cause or by constructive termination not following a change of control($)	Benefits following a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Seth H. Z. Fischer(1)
Base salary	325,000	—	325,000	325,000	—
Bonus	433,333	—	433,333	433,333	173,333
Medical continuation	—	—	—	—	—
Outplacement services(2)	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Svai S. Sanford
Base salary	201,923	—	201,923	—	—
Bonus	140,000	—	140,000	—	—
Medical continuation	45,000	—	45,000	—	—
Outplacement services(2)	10,000	—	10,000	—	—
Value of accelerated stock options(3)	—	—	—	—	—
John L. Slebir
Base salary	199,394	—	797,576	—	—
Bonus	239,273	—	478,546	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(4)	—	477,021	—	—	—

Executive benefits and payments upon termination:	Involuntary termination not for cause or by constructive termination not following a change of control($)	Benefits following a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Wesley W. Day, Ph.D.		—
Base salary	209,832	—	839,328	—	—
Bonus	251,798	—	503,597	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(4)	—	241,980	—	—	—
Guy P. Marsh
Base salary	184,944	—	739,774	—	—
Bonus	277,415	—	554,831	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(4)	—	433,312	—	—	—
Michael P. Miller(5)
Base salary	203,935	—	815,738	—	—
Bonus	305,902	—	611,804	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(4)	—	606,114	—	—	—
Timothy E. Morris(6)
Base salary	—	—	910,482	—	—
Bonus	—	—	682,862	—	—
Medical continuation	—	—	43,286	—	—
Outplacement services(2)	—	—	20,000	—	—
Value of accelerated stock options(4)	—	447,197	—	—	—
Lee B. Perry(7)
Base salary	—	—	600,020	—	—
Bonus	—	—	360,012	—	—
Medical continuation	—	—	39,311	—	—
Outplacement services(2)	—	—	20,000	—	—
Value of accelerated stock options(4)	—	267,571	—	—	—
Peter Y. Tam(8)
Base salary	—	—	1,155,426	—	—
Bonus	—	—	873,791	—	—
Medical continuation	—	—	32,910	—	—
Outplacement services(2)	—	—	20,000	—	—
Value of accelerated stock options(4)	—	651,527	—	—	—
Leland F. Wilson(1)(9)
Base salary	—	—	1,476,000	—	—
Bonus	—	—	885,600	—	—
Medical continuation	—	—	60,710	—	—
Outplacement services(2)	—	—	20,000	—	—
Value of accelerated stock options(4)	—	1,264,447	—	—	—

Executive benefits and payments upon termination:	Involuntary termination not for cause or by constructive termination not following a change of control($)	Benefits following a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Anthony P. Zook(1)
Base salary	—	—	—	—	—
Bonus	—	—	—	—	—
Medical continuation	—	—	—	—	—
Outplacement services(2)	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—

(1)
Termination and change of control benefits for Seth H. Z. Fischer and Leland F. Wilson are set forth in their respective employment agreements. Please see "Compensation Discussion and Analysis—Employment Agreements" for details. With respect to Mr. Fischer, if his employment is terminated at any time on or after June 3, 2014 either (i) by the Company other than for Cause, non-renewal or due to his death or Disability or (ii) voluntarily by him for Good Reason, then he will be entitled to receive severance benefits as follows: (i) $650,000, representing monthly severance payments during the 12 month severance period equal to his monthly base salary immediately prior to employment termination; (ii) $520,000, representing monthly severance payments during the 12 month severance period equal to 1/12th of his target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of his target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of his termination of employment. Anthony P. Zook, our former Chief Executive Officer, did not have an employment agreement providing for certain benefits in the event of a termination or change of control.

(2)
Represents the aggregate value of reimbursable services from a third party firm. Such services may include, but are not limited to, transition advice, business coaching and career management advice.

(3)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options based on the spread between the closing price of our Common Stock on December 31, 2013 of $9.08 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those stock options in which the exercise price of the option is less than the market value of our stock on December 31, 2013.

(4)
Pursuant to the terms of the Settlement Agreement, more than a majority of the members of the Company's Board resigned and new members were appointed. The change in the majority of the members of the Company's Board, effective July 19, 2013, triggered certain "change of control" benefits in accordance with the Amended and Restated Change of Control and Severance Agreements with certain of the Company's employees; specifically, all unvested stock options held by these employees automatically vested in full and became immediately exercisable. Accordingly, for Messrs. Slebir, Marsh, Miller, Morris, Perry, Tam, Wilson and Dr. Day, the amounts shown represent the aggregate value of the acceleration of vesting of the executive's unvested stock options based on the spread between the closing price of our Common Stock on July 19, 2013 of $13.67 and the exercise price of the stock options. Therefore, the aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on July 19, 2013. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(5)
Mr. Miller's employment terminated, effective February 14, 2014, for Good Reason within 24 months following a Change of Control under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Miller, effective as of July 1, 2013. Actual severance payments triggered by Mr. Miller's termination include (i) $815,738, representing monthly severance payments during the period from the date of Mr. Miller's termination until the date 24 months after the effective date of the termination (the "Severance Period") equal to the monthly salary that Mr. Miller was receiving immediately prior to the Change of Control; (ii) $203,935, representing monthly severance payments during the Severance Period equal to 1/12th of Mr. Miller's target bonus for the fiscal year in which the termination occurred for each month in which severance payments are made to Mr. Miller pursuant to (i) above; (iii) $43,286, representing potential amounts to be reimbursed to Mr. Miller of the total applicable premium cost for continued group health plan coverage under for a period of up to 24 months following Mr. Miller's termination of employment; and (iv) outplacement services with a total value not to exceed $20,000.

(6)
Mr. Morris' employment terminated, effective December 31, 2013, for Good Reason within 24 months following a Change of Control under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Morris, effective as of July 1, 2013. Actual severance payments triggered by Mr. Morris' resignation include (i) $910,482, representing monthly severance payments during the period from the date of Mr. Morris' termination until the date 24 months after the effective date of the termination (the "Severance Period") equal to the monthly salary that Mr. Morris was receiving immediately prior to the Change of Control; (ii) $455,241, representing monthly severance payments during the Severance Period equal to 1/12th of Mr. Morris' target bonus for the fiscal year in which the termination occurred for each month in which severance payments are made to Mr. Morris pursuant to (i) above; (iii) $227,621, representing a lump sum cash payment equal to the prorated amount of Mr. Morris' target bonus for the fiscal year in which the termination occurred, calculated based on the number of months during such fiscal year in which Mr. Morris was employed by the Company; (iv) $43,286, representing potential amounts to be reimbursed to Mr. Morris of the total applicable premium cost for continued group health plan coverage under COBRA for a period of up to 24 months following Mr. Morris' termination of employment; and (v) outplacement services with a total value not to exceed $20,000.

(7)
Mr. Perry's employment terminated, effective December 31, 2013, for Good Reason within 24 months following a Change of Control under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Perry, effective as of July 1, 2013. Actual severance payments triggered by Mr. Perry's resignation include (i) $600,020, representing monthly severance payments during the period from the date of Mr. Perry's termination until the date 24 months after the effective date of the termination (the "Severance Period") equal to the monthly salary that Mr. Perry was receiving immediately prior to the Change of Control; (ii) $240,008, representing monthly severance payments during the Severance Period equal to 1/12th of Mr. Perry's target bonus for the fiscal year in which the termination occurred for each month in which severance payments are made to Mr. Perry pursuant to (i) above; (iii) $120,004, representing a lump sum cash payment equal to the prorated amount of Mr. Perry's target bonus for the fiscal year in which the termination occurred, calculated based on the number of months during such fiscal year in which Mr. Perry was employed by the Company; (iv) $39,311, representing potential amounts to be reimbursed to Mr. Perry of the total applicable premium cost for continued group health plan coverage under COBRA for a period of up to 24 months following Mr. Perry's termination of employment; and (v) outplacement services with a total value not to exceed $20,000.

(8)
Mr. Tam tendered his resignation, effective October 12, 2013, in connection with the Settlement Agreement and for Good Reason within 24 months following a Change of Control under the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Tam, effective as of July 1, 2013. Actual severance payments triggered by Mr. Tam's resignation include (i) $1,155,426, representing monthly severance payments during the period from the date of Mr. Tam's termination until the date 24 months after the effective date of the termination (the "Severance Period") equal to the monthly salary that Mr. Tam was receiving immediately prior to the Change of Control; (ii) $635,484, representing monthly severance payments during the Severance Period equal to 1/12th of Mr. Tam's target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to Mr. Tam pursuant to (i) above; (iii) $238,307, representing a lump sum cash payment equal to the prorated amount of Mr. Tam's target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year in which Mr. Tam was employed by the Company; (iv) $32,910, representing potential amounts to be reimbursed to Mr. Tam of the total applicable premium cost for continued group health plan coverage under COBRA for a period of up to 24 months following Mr. Tam's termination of employment; and (v) outplacement services with a total value not to exceed $20,000. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

(9)
Mr. Wilson tendered his resignation, effective July 19, 2013, in connection with the Settlement Agreement. The termination of Mr. Wilson's employment in accordance with the Settlement Agreement was deemed, and treated in all respects as, a termination without Cause under Mr. Wilson's employment agreement. Actual severance payments triggered by the Change of Control included (i) a lump sum payment of $1,476,000 equal to 24 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment of $885,600 equal to 200% of Mr. Wilson's target annual incentive bonus for the year in which termination occurred; (iii) $60,710, representing potential amounts to be reimbursed to Mr. Wilson of the total applicable premium cost for continued group health plan coverage under COBRA for a period of up to 24 months following Mr. Wilson's termination of employment; and (iv) outplacement services with a total value not to exceed $20,000. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement.

        The Compensation Committee believes that providing the Company's named executive officers protection against a termination of employment by the Company without cause or by a named executive officer for good reason is consistent with competitive practices and will help retain the Company's named executive officers and maintain leadership stability.

        The Compensation Committee also believes that providing our named executive officers with benefits upon a change of control is in the best interests of our stockholders because change of control benefits help reduce the potential reluctance of our named executive officers to pursue certain change of control transactions that create employment uncertainty. The change of control benefits are designed to help retain the Company's named executive officers and maintain a stable work environment by automatically vesting all equity awards held by the named executive officers immediately upon a change of control and providing certain other benefits in the event their employment is terminated without cause or within 24 months following a change of control for the other named executive officers. Benefits upon a change of control, other than automatic vesting of all equity awards, are provided only upon a "double-trigger" basis, which means that there must be both a change of control of the Company and a termination of the named executive officer's employment.

        Because of the so-called "parachute" tax imposed by the Internal Revenue Code Section 280G, we limit the change of control benefits of our named executive officers such that no taxes will be imposed under Section 280G. For our named executive officers, we have agreed that their severance benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the named executive officer on an after-tax basis of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

Termination and Change of Control Benefits for our Chief Executive Officer and Former Chief Executive Officers

        A description of the termination and change of control benefits for our Chief Executive Officer and former Chief Executive Officers is set forth in the section entitled "Compensation Discussion and Analysis—Employment Agreements."

Termination and Change in Control Benefits for our Interim Chief Financial Officer

        In July 2013, we entered into Participation Agreements to the VIVUS, Inc. Change in Control Severance Plan and Summary Plan Description, or the Change in Control Plan, with our employees, excluding employees who were also executive officers. On July 10, 2013, Svai S. Sanford entered into a Participation Agreement with respect to the Change in Control Plan, as Mr. Sanford was not an executive officer at that time. Mr. Sanford remains eligible for termination and change in control benefits under the Change in Control Plan.

        Pursuant to the Change in Control Plan, in the event the Company terminates Mr. Sanford's employment other than for Cause (as defined in the Change in Control Plan), or if Mr. Sanford terminates his employment for Good Reason (as defined in the Change in Control Plan), within 12 months following a Change in Control (as defined in the Change in Control Plan), Mr. Sanford will be entitled to the sum of (i) six months base salary, (ii) four weeks of his base salary multiplied by the numbers of years of employment with the Company and (iii) a prorated target bonus; provided that the aggregate severance payment cannot exceed 24 months of Mr. Sanford's base salary. Mr. Sanford will also be entitled to (i) 18 months of reimbursement for the expenses of continued COBRA coverage, (ii) outplacement assistance in an amount not to exceed $10,000 and (iii) all of the outstanding equity awards held by Mr. Sanford will automatically vest. Additionally, in the event Mr. Sanford is terminated by the Company without Cause in the absence of a Change in Control, Mr. Sanford will receive the benefits listed above, but in lieu of (iii) of the preceding sentence, Mr. Sanford's outstanding options will vest through his termination date as if such awards had vested on a monthly schedule through the date of termination.

        For purposes of the Change in Control Plan, a "Change in Control" occurs when:

  •
  any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  •
  a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date of the Change in Control, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Termination and Change of Control Benefits for our Other Named Executive Officers

        On July 5, 2013, we entered into an Amended and Restated Change of Control and Severance Agreement, effective July 1, 2013, with each of our executive officers, other than Messrs. Fischer, Sanford, Wilson and Zook, that provide for certain benefits in the event of a termination or change of control. A description of the termination and change of control benefits for these named executive officers, to whom we refer in this section as executive officers, is provided below.

        The Amended and Restated Change of Control and Severance Agreements provide that if an executive officer's employment with the Company is terminated without Cause or by the executive officer for Good Reason and the termination does not occur within 24 months after a Change of Control (as such terms are defined in the Amended and Restated Change of Control and Severance Agreements) of the Company, the executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the executive officer's termination until the date that is six months after the effective date of termination or, for purposes of this paragraph only, the Six Month Severance Period, equal to the monthly salary the executive officer was receiving immediately prior to the termination date; (ii) monthly severance payments during the Six Month Severance Period equal to 1/12th of the executive officer's target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the executive officer pursuant to (i) above; (iii) an additional pro-rated portion of the executive officer's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage; (v) accelerated vesting of the executive officer's then-outstanding and unvested equity awards, to the extent that any of the then-unvested and outstanding shares of the Company's Common Stock subject to such equity awards otherwise would have vested through the date of the executive officer's termination of employment with the Company, had each such equity award been subject to a monthly vesting schedule; and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Six Month Severance Period.

        The Amended and Restated Change of Control and Severance Agreements also provide that if an executive officer's employment with the Company is terminated by the Company without Cause or by the executive officer for Good Reason within 24 months after a Change of Control of the Company, the executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the executive officer's termination until the date 24 months after the effective date of the termination, or for purposes of this paragraph only, the 24 Month Severance Period, equal to the monthly salary the executive officer was receiving immediately prior to the change of control; (ii) monthly severance payments during the 24 Month Severance Period equal to 1/12th of the executive officer's target bonus (as such term is defined in the Amended and Restated Change of Control and Severance Agreements) for the fiscal year in which the termination occurs for each month in which severance payments are made to the executive officer pursuant to (i) above; (iii) an additional pro-rated portion of the executive officer's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage; and (v) outplacement services with a total value not to exceed $20,000. The Amended and Restated Change of Control and Severance Agreements for our executive officers also provide for the automatic vesting in full of all outstanding stock options held by the executive officers upon the close of a Change of Control.

        Under such agreements, a "Change of Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of July 1, 2013, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

Director Compensation

        The following table sets forth the compensation paid by us during the fiscal year ended December 31, 2013 to our non-employee directors:

Name	Year	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)	Option Awards($)(4)(5)	Total($)
Michael J. Astrue(6)(7)	2013	32,500	—	197,628	230,128
J. Martin Carroll(6)(7)	2013	50,351	260,900	—	311,251
Samuel F. Colin, M.D.(6)(7)	2013	26,000	—	197,628	223,628
Alexander J. Denner, Ph.D.(6)(7)	2013	20,000	—	197,628	217,628
Johannes J.P. Kastelein, M.D., Ph.D.(6)(7)	2013	20,000	—	197,628	217,628
Mark B. Logan(6)(7)	2013	85,039	261,739	48,092	394,870
David Y. Norton(6)(7)	2013	23,750	—	197,628	221,378
Jorge Plutzky, M.D.(6)(7)	2013	50,351	259,200	—	309,551
Herman Rosenman(6)(7)	2013	27,500	—	197,628	225,128
Robert N. Wilson(6)	2013	50,351	258,200	—	308,551
Charles J. Casamento(6)(7)	2013	88,800	261,739	—	350,539
Ernest Mario, Ph.D.(6)(7)	2013	92,550	261,739	—	354,289
Linda M. Dairiki Shortliffe, M.D.(6)(7)	2013	76,050	261,739	—	337,789

(1)
From January 1, 2013 to July 18, 2013, the cash compensation arrangement for non-employee directors was as follows, with all annual retainers paid in equal quarterly installments: (i) non-employee directors received $101,400 per annum; (ii) the Chairman of the Audit Committee received an additional $22,000 per annum; and (iii) each of the Chairman of the Board of Directors and Chairman of the Compensation Committee received an additional $17,000 per annum. Since July 19, 2013, the cash compensation arrangement for non-employee directors has been significantly modified as follows, with all annual retainers paid in equal quarterly installments: (i) non-employee directors receive $40,000 per annum; (ii) the Chairman of the Board receives an additional $25,000 per annum; (iii) the Chairman of the Audit Committee receives an additional $15,000 per annum; (iii) the Chairman of the Compensation Committee receives an additional $12,000 per annum; and (iv) the Chairman of the Nominating and Governance Committee receives an additional $7,500 per annum.

(2)
The amounts included in the "Stock Awards" column do not reflect compensation actually received by the non-employee directors but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
On January 25, 2013, each then serving non-employee director, namely Messrs. Casamento and Logan and Drs. Mario and Shortliffe, received 21,125 restricted stock units, or RSUs. Such RSUs would have vested 100% on the one year anniversary of the date of grant had such non-employee directors continued service to the Company on such date. Messrs. Carroll and Wilson and Dr. Plutzky each received 20,000 RSUs, effective upon their appointment to the Board. Such RSUs vest as to 1/4th of the RSUs on each anniversary date of grant over a period of four years so long as the non-employee director continued service to the Company on such dates. On August 14, 2013, the Board approved that vesting under all outstanding RSUs for Messrs. Carroll, Logan and Wilson and Dr. Plutzky would be accelerated on a pro rata basis from the vesting commencement dates under such grants through July 18, 2013; any unvested RSUs under such grants were canceled effective August 14, 2013 and returned to the Company's 2010 Equity Incentive Plan. Consistent with the guidance in FASB ASC Topic 718, the modification of the terms and conditions of these equity awards were treated as an exchange of the original awards for new awards and the total compensation cost of the modified awards is at least equal to the fair value of the original awards at the grant date, as on the date of modification the performance conditions of the original awards were expected to be satisfied. At fiscal year end, there were no RSUs outstanding for our non-employee directors.

(4)
The amounts included in the "Option Awards" column do not reflect compensation actually received by the non-employee directors but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(5)
On August 14, 2013, each then serving non-employee director, namely Messrs. Astrue, Carroll, Logan, Norton, Rosenman and Wilson and Drs. Colin, Denner, Kastelein and Plutzky, received a stock option grant to purchase 25,000 shares of Common Stock. Such stock options vest monthly over three years commencing on July 19, 2013 and will continue to vest so long as the non-employee director continued service to the Company on such dates. The fair value of these awards for Messrs. Carroll, Logan, Wilson and Dr. Plutzky is in the column titled "Stock Awards" as these stock option grants were actually modifications of the original RSUs granted as per footnote (3) above. In addition, the modification of these awards resulted in an increase in fair value for Mr. Logan's original grant, which amount is included in this column. There was no resulting increase in fair value for the modification of Messrs. Carroll, Wilson and Dr. Plutzky's original RSU grants. As of December 31, 2013, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Stock options outstanding at 12/31/13
Michael J. Astrue	25,000
J. Martin Carroll	25,000
Samuel F. Colin, M.D.	25,000
Alexander J. Denner, Ph.D.	25,000
Johannes J.P. Kastelein, M.D., Ph.D.	25,000
Mark B. Logan	149,000
David Y. Norton	25,000
Jorge Plutzky, M.D.	25,000
Herman Rosenman	25,000
Robert N. Wilson	25,000
Charles J. Casamento	25,000
Ernest Mario, Ph.D.	—
Linda M. Dairiki Shortliffe, M.D.	106,000
(6)
Mr. Logan has served as a director of the Company since March 1999 and Mr. Carroll and Dr. Plutzky have served as directors of the Company since May 2013. Messrs. Astrue, Norton and Rosenman and Drs. Colin, Denner and Kastelein have served as directors of the Company since July 19, 2013. Mr. Casamento and Drs. Mario and Shortliffe served as directors of the Company from April 2008, April 2012 and June 1999, respectively, to July 19, 2013. Mr. Wilson served as a director of the Company from April 2013 to June 20, 2014.

(7)
From January 1, 2013 to July 19, 2013, (i) the Audit Committee consisted of Mr. Casamento and Logan and Dr. Mario, with Dr. Mario designated as the Chair of the Audit Committee; (ii) the Compensation Committee consisted of Mr. Casamento and Drs. Mario and Shortliffe, with Mr. Casamento designated as the Chair of the Compensation Committee; and (iii) the Nominating and Governance Committee consisted of Messrs. Casamento and Logan and Dr. Shortliffe, with Dr. Shortliffe designated as the Chair of the Nominating and Governance Committee. From July 19, 2013 to July 25, 2013, Mr. Logan remained a member of the Audit Committee and the Nominating and Governance Committee. Since July 25, 2013, (i) the Audit Committee has consisted of Messrs. Carroll, Logan and Rosenman, with Mr. Rosenman designated as the Chair of the Audit Committee; (ii) the Compensation Committee has consisted of Dr. Colin and Messrs. Carroll, Norton and Rosenman, with Mr. Wilson serving on the Compensation Committee from July 25, 2013 to June 20, 2014 and with Dr. Colin designated as the Chair of the Compensation Committee; and (iii) the Nominating and Governance Committee has consisted of Drs. Colin, Denner and Plutzky and Messrs. Astrue and Norton, with Mr. Norton designated as the Chair of the Nominating and Governance Committee. From January 1, 2013 to July 22, 2013, Mr. Logan served as the Chairman of the Board of Directors. Mr. Astrue has served as the Chairman of the Board of Directors since July 22, 2013.

        On August 14, 2013, the Board approved significant changes to the previous cash and equity compensation arrangement for the Company's non-employee directors. The new cash and equity compensation arrangement is effective as of July 19, 2013.

        Under the new cash compensation arrangement, each non-employee director will receive an annual retainer of $40,000, versus the $101,400 annual retainer previously paid to each non-employee director, with the Chairman of the Board receiving an additional $25,000 per year, the Chairman of the Audit Committee receiving an additional $15,000 per year, the Chairman of the Compensation Committee receiving an additional $12,000 per year and the Chairman of the Nominating and Governance Committee receiving an additional $7,500 per year. The annual retainers are paid in equal quarterly installments.

        Under the new equity compensation arrangement, following the initial appointment or election to the Board, each non-employee director will be granted a non-qualified stock option to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant, or the Initial Option. Initial Options (i) vest monthly over three years on each monthly anniversary date commencing on the date service as a non-employee director began and will continue to vest so long as the non-employee director continued service to the Company on such dates; (ii) have a seven year term; and (iii) have a six month post-termination exercise period.

        Thereafter, provided that the non-employee director is re-elected to the Board and has served as a director for at least six months as of such election date, each such non-employee director will be granted on the date of the Annual Meeting of Stockholders a non-qualified stock option to purchase a number of shares of Common Stock to be determined by the Board with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant, or the Subsequent Option. Subsequent Options (i) vest monthly over one year following the date of grant so long as the non-employee director continued service to the Company on such dates; (ii) have a seven year term; and (iii) have a six month post-termination exercise period.

        Prior to July 19, 2013, beginning on January 1, 2013, the cash compensation arrangement for non-employee directors was as follows: (i) non-employee directors received $101,400 per annum; (ii) the Chairman of the Audit Committee received an additional $22,000 per annum; and (iii) each of the Chairman of the Board of Directors and Chairman of the Compensation Committee received an additional $17,000 per annum. All annual retainers were paid in equal quarterly installments. Additionally, on or before December 1st of each fiscal year, each non-employee director would elect to receive either a stock option or RSUs as equity compensation for the next fiscal year. New members would make an initial election upon appointment or election to the Board. The non-employee directors made the election for the remainder of fiscal year 2012 on the date the new arrangement was approved on April 25, 2012.

        Following the initial appointment or election to the Board, each non-employee director would be granted either (i) a nonstatutory stock option to purchase 32,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Initial Option, or (ii) 20,000 RSUs, or the Initial RSUs. Initial Options vested as to one-fourth of the shares on each anniversary date of grant over a period of four years so long as the non-employee director continued service to the Company on such dates. Initial RSUs vested as to 1/4th of the units on each anniversary date of grant over a period of four years so long as the non-employee director continued service to the Company on such dates. Thereafter, provided that the non-employee director was re-elected to the Board and had served as a director for at least six months as of such election date, each non-employee director would be granted, on the date of the Annual Meeting of Stockholders, either (i) a nonstatutory stock option to purchase 8,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Subsequent Option, or (ii) 5,000 RSUs, or the Subsequent RSUs. Subsequent Options vested at the rate of 12.5% per month following the date of grant so long as the non-employee director continued service to the Company on such dates. Subsequent RSUs vested 100% on the one year anniversary of the date of grant so long as the non-employee director continued service to the Company on such date.

        In addition, at the first meeting of the Compensation Committee during each fiscal year during 2013, each non-employee director was also eligible to receive either (i) a nonstatutory stock option to purchase up to 35,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Discretionary Option, or (ii) 21,125 RSUs, or the

Discretionary RSUs. Discretionary Options vested at a rate of 12.5% per month on the first day of each month following the date of grant so long as the non-employee director continued service to the Company on such dates. Discretionary RSUs vested 100% on the one year anniversary of the date of grant so long as the non-employee director continued service to the Company on such date.

        Prior to July 19, 2013, options granted under the 2010 Equity Incentive Plan to non-employee directors had a term of 10 years unless terminated sooner upon termination of status as a director or otherwise pursuant to the 2010 Equity Incentive Plan. Effective as of July 19, 2013, options granted under the 2010 Equity Incentive Plan to non-employee directors have a term of seven years unless terminated sooner upon termination of status as a director or otherwise pursuant to the 2010 Equity Incentive Plan. Such options are transferable by the non-employee director only in certain limited circumstances, and each option is exercisable during the lifetime of the non-employee director only by such non-employee director or a permitted transferee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of July 31, 2014 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers, as specified in the "Compensation Discussion and Analysis" section of this Proxy Statement; and (iv) all directors and executive officers as a group. Unless otherwise noted, the address of the persons or entities shown in the table is 351 East Evelyn Avenue, Mountain View, California, 94041.

	Beneficially Owned Stock(1)
Name	Number of Shares	Percent
5% Holders
Aspen Investment Fund LLC(2)	9,967,245	9.6%
First Manhattan Co.(3)	9,953,844	9.6%
BlackRock, Inc.(4)	7,560,931	7.3%
QVT Financial LP(5)	6,517,748	6.3%
North Tide Capital, LLC(6)	6,500,000	6.3%
Passport Capital, LLC(7)	6,194,216	6.0%
The Vanguard Group(8)	5,509,408	5.3%
Non-Employee Directors
Michael J. Astrue(9)	19,722	*
J. Martin Carroll(10)	10,708	*
Samuel F. Colin, M.D.(11)	3,258,522	3.1%
Alexander J. Denner, Ph.D.(12)	2,583,665	2.5%
Johannes J.P. Kastelein, M.D., Ph.D.(13)	9,722	*
Mark B. Logan(14)	196,908	*
David Y. Norton(15)	11,222	*
Jorge Plutzky, M.D.(16)	10,695	*
Herman Rosenman(17)	14,722	*
Named Executive Officers
(Current Executive Officers)
Seth H. Z. Fischer(18)	336,412	*
Svai S. Sanford(19)	37,737	*
John L. Slebir(20)	303,928	*
Wesley W. Day, Ph.D.(21)	394,771	*
Guy P. Marsh(22)	372,680	*
Named Executive Officers
(Former Executive Officers)
Michael P. Miller(23)	559,400	*
Timothy E. Morris(24)	649,346	*
Lee B. Perry(25)	198,545	*
Peter Y. Tam(26)	1,054,556	1.0%
Leland F. Wilson(27)	197,076	*
Anthony P. Zook	—	*
All directors and executive officers as a group (20 persons)(28)	10,220,337	9.9%

*
Less than 1%

(1)
Applicable percentage ownership is based on 103,460,015 shares of Common Stock as of July 31, 2014. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that will be vested and exercisable within 60 days of July 31, 2014 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and except as indicated in the other footnotes to this table.

(2)
Consists of 9,967,245 shares of Common Stock as to which Aspen Investment Fund LLC and its affiliates (together "Aspen Investment") have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13D filed with the SEC on May 28, 2014. The address of Aspen Investment is 16192 Coastal Highway, Lewes, Delaware 19958.

(3)
First Manhattan Co. ("First Manhattan") holds sole voting and dispositive power as to 6,830,475 shares of Common Stock, shares voting power as to 2,600,314 shares of Common Stock, and shares dispositive power as to 3,123,369 shares of Common Stock. Beneficial Ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2014. The address of First Manhattan is 399 Park Avenue, New York, New York 10022.

(4)
BlackRock, Inc. and its affiliates (together "BlackRock") have sole voting power as to 7,259,917 shares of Common Stock and sole dispositive power as to 7,560,931 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on January 31, 2014. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)
Consists of 6,517,748 shares of Common Stock as to which QVT Financial LP ("QVT Financial") and its affiliates have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2014. The address of QVT Financial is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

(6)
Consists of 6,500,000 shares of Common Stock as to which North Tide Capital, LLC and its affiliates (together "North Tide Capital") have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on May 8, 2014. The address of North Tide Capital is 500 Boylston Street, Suite 310, Boston, Massachusetts 02116.

(7)
Consists of 6,194,216 shares of Common Stock as to which Passport Capital, LLC ("Passport Capital") and its affiliates have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2014. The address of Passport Capital is c/o Passport Capital, LLC, One Market Street, Steuart Tower, Suite 2200, San Francisco, California 94105.

(8)
The Vanguard Group and its affiliates (together "Vanguard") have sole voting power as to 145,492 shares of Common Stock, sole dispositive power as to 5,369,316 shares of Common Stock and shared dispositive power as to 140,092 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2014. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)
Consists of (i) 10,000 shares of Common Stock and (ii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(10)
Consists of (i) 986 shares of Common Stock and (ii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(11)
Consists of (i) 500,000 shares of Common Stock held in Dr. Colin's personal account; (ii) 42,000 shares of Common Stock held in a trust established for the benefit of Dr. Colin's family members; (iii) 2,706,800 shares of Common Stock Dr. Colin is deemed to beneficially own by virtue of his status as a managing member of the sole general partner of First Manhattan; and (iv) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014. Dr. Colin expressly disclaims beneficial ownership of such 2,706,800 shares of Common Stock.

(12)
Consists of (i) 1,033,438 shares of Common Stock directly beneficially owned by Sarissa Capital Offshore Master Fund LP, a Cayman Islands limited partnership ("Sarissa Offshore"); (ii) 1,540,505 shares of Common Stock directly beneficially owned by Sarissa Capital Domestic Fund LP, a Delaware limited partnership ("Sarissa Domestic," and, together with Sarissa Offshore, the "Sarissa Funds"); and (iii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014. By virtue of his status as (a) the Chief Investment Officer of Sarissa Capital Management LP, a Delaware limited partnership ("Sarissa Capital"), the investment advisor to the Sarissa Funds, and (b) the managing member of Sarissa Capital Management GP LLC, a Delaware limited liability company, the general partner of Sarissa Capital, Dr. Denner, is deemed to beneficially own all such shares of Common Stock owned by the Sarissa Funds. Dr. Denner disclaims beneficial ownership of such shares of Common Stock owned by the Sarissa Funds.

(13)
Consists of 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(14)
Consists of (i) 63,186 shares of Common Stock and (ii) 133,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(15)
Consists of (i) 1,500 shares of Common Stock and (ii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(16)
Consists of (i) 973 shares of Common Stock and (ii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(17)
Consists of (i) 5,000 shares of Common Stock Mr. Rosenman is deemed to beneficially own that are held in an Individual Retirement Account for the benefit of Mr. Rosenman and (ii) 9,722 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(18)
Consists of (i) 3,080 shares of Common Stock and (ii) 333,332 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(19)
Consists of (i) 12,531 shares of Common Stock and (ii) 25,206 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(20)
Consists of (i) 13,928 shares of Common Stock and (ii) 290,000 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(21)
Consists of (i) 4,771 shares of Common Stock and (ii) 390,000 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014

(22)
Consists of (i) 8,869 shares of Common Stock and (ii) 363,811 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(23)
Consists of 559,400 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(24)
Consists of 649,346 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(25)
Consists of 198,545 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(26)
Consists of (i) 29,099 shares of Common Stock and (ii) 1,025,457 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

(27)
Consists of 197,076 shares of Common Stock.

(28)
Includes 4,046,595 options to purchase shares of Common Stock vested and exercisable within 60 days of July 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of such forms received by us or on written representations from certain reporting persons submitted to us during the year ended December 31, 2013, we believe that during the period from January 1, 2013 to December 31, 2013, all of our executive officers, directors and 10% stockholders complied with all Section 16(a) requirements except as follows: one Form 3/A for Mr. Sanford was filed on March 17, 2014, reporting the omission of two stock option grants from Mr. Sanford's original Form 3 and one Form 4 filed after his original Form 3.

Equity Compensation Plan Information

        Information about our equity compensation plans at December 31, 2013, that were approved by our stockholders was as follows:

Plan Category	Number of Shares to be issued Upon Exercise of Outstanding Options and Rights(a)	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance(c)
Equity compensation plans approved by stockholders	8,581,451	$12.14	2,474,918
Equity compensation plans not approved by stockholders(b)	325,000	$10.19	—

Total	8,906,451	$12.07	2,474,918

(a)
Consists of two plans: our 2001 Stock Option Plan and our 2010 Equity Incentive Plan.

(b)
On April 30, 2010, the Company's Board granted an option to purchase 400,000 shares of the Company's Common Stock, or the Inducement Grant, to Michael P. Miller, the Company's former Senior Vice President and Chief Commercial Officer. The Inducement Grant was granted outside of the Company's 2010 Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Stand-Alone Stock Option Agreement between the Company and Mr. Miller.

(c)
Includes 1,976,823 shares for the 2010 Equity Incentive Plan and 498,095 shares for the 1994 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control and Severance Agreements with Executive Officers

        Our current executive officers, excluding our Chief Executive Officer and interim Chief Financial Officer, have Amended and Restated Change of Control and Severance Agreements that provide for certain benefits in the event of a Change of Control. In addition, our Chief Executive Officer's employment agreement (see "Compensation and Discussion Analysis—Employment Agreements") provides for certain benefits in the event of a Change of Control, and our interim Chief Financial Officer's Participation Agreement to the Change of Control Plan provides for certain benefits in the event of a Change in Control (see "Executive Compensation—Potential Payments Upon Change of Control for Each Named Executive Officer—Termination and Change in Control Benefits for our Interim Chief Financial Officer). Our former executive officers, excluding our former Chief Executive Officers, entered into Amended and Restated Change of Control and Severance Agreements, which provided for certain benefits in the event of a Change of Control (see "Potential Payments Upon Termination or Change of Control for each Named Executive Officer"). Leland F. Wilson, our former Chief Executive Officer, had an employment agreement (see "Compensation and Discussion Analysis—Employment Agreements"), which provided for certain benefits in the event of a Change of Control (see "Potential Payments Upon Termination or Change of Control for each Named Executive Officer"), and Anthony P. Zook, our former Chief Executive Officer, did not have an employment agreement providing for certain benefits in the event of a termination or change of control.

        The above referenced agreements recognized that there may be periods where another company, entity or individual considers the possibility of acquiring the Company or that a change in our Board may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board. These agreements recognized that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. These agreements are discussed in more detail in the section under "Compensation and Discussion Analysis—Employment Agreements" on page 36 of this Proxy Statement and "Potential Payments Upon Termination or Change of Control for each Named Executive Officer" on page 58 of this Proxy Statement.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Review, Approval or Ratification of Transactions with Related Parties

        We, or one of our subsidiaries, may occasionally enter into transactions with certain "related parties." Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as "related party transactions." Each related party transaction must follow the procedures set forth in the Company's Code of Business Conduct and Ethics and be reviewed and approved by the Audit Committee prior to the entering into of such transaction.

        The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

  •
  the extent of the related party's interest in the related party transaction;

  •
  the aggregate value of the related party transaction;

  •
  the benefit to the Company; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

  Settlement with First Manhattan Co.

        On July 18, 2013, we entered into a settlement agreement, or the Settlement Agreement, with First Manhattan Co., or First Manhattan, terminating First Manhattan's proxy contest with respect to the election of directors at our 2013 annual meeting of stockholders (the "2013 Annual Meeting").

        Pursuant to the Settlement Agreement, we agreed, among other things, (i) to amend our Amended and Restated Bylaws to increase the size of our Board to comprise a total of eleven members, (ii) to reconstitute the Board, with the following individuals: Michael J. Astrue, J. Martin Carroll, Samuel F. Colin, M.D., Alexander J. Denner, Ph.D., Johannes J.P. Kastelein, M.D, Ph.D., Mark B. Logan, David Y. Norton, Jorge Plutzky, M.D., Herman Rosenman and Robert N. Wilson, and (iii) to amend the Amended and Restated Bylaws to authorize the Board to adjourn the 2013 Annual Meeting. In connection with the Settlement Agreement, each of Charles J. Casamento, Ernest Mario, Ph.D., Linda M. Dairiki Shortliffe, M.D., Peter Y. Tam and Leland F. Wilson resigned from our Board, effective July 19, 2013.

        Also in connection with the Settlement Agreement, Mr. Wilson resigned as our Chief Executive Officer, effective July 19, 2013. In his place, the reconstituted Board appointed Anthony P. Zook to serve as Chief Executive Officer and as a new director to our Board. Mr. Zook resigned from the position of Chief Executive Officer and as a director effective as of September 3, 2013. In connection with the Settlement Agreement, we reimbursed approximately $2.9 million in expenses incurred by First Manhattan. Dr. Colin, one of our current directors, was appointed to our Board in connection with the Settlement Agreement and is Senior Managing Director at First Manhattan.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        Under the rules of the SEC, eligible stockholders may submit proposals for inclusion in the Proxy Statement for our 2015 annual meeting. In order for a proposal to be included in our Proxy Materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our Common Stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the stockholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2015 Proxy Statement, your proposal must be received by us no later than April 23, 2015, based on an anticipated Proxy Statement date of August 21, 2014, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the Proxy Statement stockholder proposals that we are not required to include under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

        Under our Amended and Restated Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2015 Annual Meeting that will not be included in our Proxy Statement, the proposal must be received by the Company's Corporate Secretary on or between May 15, 2015 and June 14, 2015.

        In accordance with our Amended and Restated Bylaws, the required notice of a nomination for director must include, among other things, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of VIVUS shares that are beneficially owned by such nominee, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such nominee that is required to be disclosed in the solicitations for Proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected). Only persons who are nominated in the manner described in our Amended and Restated Bylaws are eligible to be elected as directors at meetings of our stockholders, and the Chairman of a meeting of our stockholders may refuse to acknowledge a nomination that is not made in compliance with the required notice procedure.

        All proposals for inclusion in the 2015 Proxy Statement or consideration at the 2015 annual meeting must set forth the information required by our Amended and Restated Bylaws, a copy of which is available upon written request to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary. Proposals should be addressed to:

Corporate Secretary
VIVUS, Inc.
351 East Evelyn Avenue
Mountain View, CA 94041

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you share an address with another stockholder and have received only one set of this year's Proxy Materials and you wish to receive a separate copy, please notify us in writing to our Corporate Secretary at VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, or via phone at 650-934-5200 and we will deliver a separate copy to you promptly.

        Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent thereto. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of printed Proxy Materials, please notify your broker. Stockholders who received multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker.

 OTHER MATTERS

        Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card or Voting Instruction Form to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the Proxy Card or Voting Instruction Form at your earliest convenience.

The Board of Directors
Mountain View, California August 15, 2014

APPENDIX A

VIVUS, INC.
2010 EQUITY INCENTIVE PLAN

VIVUS, INC.

2010 EQUITY INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide incentives to individuals who perform services to the Company, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions will apply:

        (a)   "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

        (b)   "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

        (c)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

        (d)   "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

        (e)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

        (f)    "Board" means the Board of Directors of the Company.

        (g)   "Change in Control" means the occurrence of any of the following events:

          (i)    Change in Ownership of the Company.    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group ("Person"), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

          (ii)    Change in Effective Control of the Company.    If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

          (iii)    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

        Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

        Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company's incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        (i)    "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

        (j)    "Common Stock" means the common stock of the Company.

        (k)   "Company" means VIVUS, Inc., a Delaware corporation, or any successor thereto.

        (l)    "Consultant" means any consultant, independent contractor, advisor, or other natural person who provides services to the Company or its Affiliates, but who is neither an Employee nor a Director; provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 under the Securities Act of 1933, as amended.

        (m)  "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

        (n)   "Director" means a member of the Board.

        (o)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

        (p)   "Employee" means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

        (s)   "Fiscal Year" means the fiscal year of the Company.

        (t)    "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (u)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

        (v)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (w)  "Option" means a stock option granted pursuant to the Plan.

        (x)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (y)   "Participant" means the holder of an outstanding Award.

        (z)   "Performance Goals" will have the meaning set forth in Section 11 of the Plan.

        (aa) "Performance Period" means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

        (bb) "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

        (cc) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

        (dd) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

        (ee) "Plan" means this 2010 Equity Incentive Plan.

        (ff)  "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

        (gg) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

        (hh) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (ii)   "Section 16(b)" means Section 16(b) of the Exchange Act.

        (jj)   "Service Provider" means an Employee, Director or Consultant.

        (kk) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

        (ll)   "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

        (mm)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

        (a)   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the sum of (i) 14,350,000 Shares, (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company's 2001 Stock Option Plan (the "2001 Plan") as of the date of stockholder approval of this Plan, plus (iii) any Shares subject to stock options or similar awards granted under 2001 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2001 Plan that are forfeited to or repurchased by the Company (up to a maximum of 8,183,199 Shares pursuant to this subsection (iii)). The Shares may be authorized, but unissued, or reacquired Common Stock.

        (b)    Full Value Awards.    Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will be counted against the numerical limits of this Section 3 as 1.22 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.22 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

        (c)    Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full or, with respect to an Award of Restricted Stock Units, Performance Units or Performance Shares, is terminated due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

        (d)    Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

        (a)    Procedure.

            (i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

           (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv)  Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

        (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

            (i)  to determine the Fair Market Value;

           (ii)  to select the Service Providers to whom Awards may be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

          (iv)  to approve forms of Award Agreements for use under the Plan;

           (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

          (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

         (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

        (viii)  to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(e) regarding Incentive Stock Options). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless such action is approved by stockholders prior to such action being taken;

          (ix)  to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

           (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xi)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

         (xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

        (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

        (d)    No Liability.    Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Administrator's or the Board's roles in connection with the Plan.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

        6.    Stock Options.

        (a)    Grant of Stock Options.    Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

        (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

        (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Options granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

        (d)    Option Agreement.

            (i)  Terms and Conditions.    Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(d)(ii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

           (ii)  Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

            (1)   cash;

            (2)   check;

            (3)   other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

            (4)   by net exercise;

            (5)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (6)   a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

            (7)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

            (8)   any combination of the foregoing methods of payment.

        (e)    Term of Option.    An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

        (f)    Exercise of Option.

            (i)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

          An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

          Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           (ii)  Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iii)  Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iv)  Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

           (v)  Other Termination.    A Participant's Award Agreement also may provide that if the exercise of the Option following the termination of Participant's status as a Service Provider (other than upon the Participant's death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's status as a Service Provider (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

        7.    Stock Appreciation Rights.

        (a)    Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

        (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

        (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

        (d)    Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (e)    Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

        (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

           (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

        At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        8.    Restricted Stock.

        (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

        (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

        (c)    Transferability.    Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

        (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

        (e)    Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

        (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

        (g)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        (i)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        9.    Restricted Stock Units.

        (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units. The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

        (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

        (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

        (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

        (e)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        (f)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        10.    Performance Units and Performance Shares.

        (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares and additional Performance Units having an initial value up to $1,000,000. The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

        (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

        (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

        (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

        (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

        (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        (g)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        11.    Performance-Based Compensation Under Code Section 162(m).

        (a)    General.    If the Administrator, in its discretion, decides to grant an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

        (b)    Performance Goals.    The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement ("Performance Goals") including: (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) cash flow, (v) cash position, (vi) contract awards or backlog, (vii) customer renewals, (viii) customer retention rates from an acquired company, business unit or division, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per Share, (xi) expenses, (xii) gross margin, (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xiv) internal rate of return, (xv) market share, (xvi) net income, (xvii) net profit, (xviii) net sales, (xix) new product development, (xx) new product invention or innovation, (xxi) number of customers, (xxii) operating cash flow, (xxiii) operating expenses, (xxiv) operating income, (xxv) operating margin, (xxvi) overhead or other expense reduction, (xxvii) product defect measures, (xxviii) product release timelines, (xxix) productivity, (xxx) profit, (xxxi) return on assets, (xxxii) return on capital, (xxxiii) return on equity, (xxxiv) return on investment, (xxxv) return on sales, (xxxvi) revenue, (xxxvii) revenue growth, (xxxviii) sales results, (xxxix) sales growth, (xl) stock price, (xli) time to market, (xlii) total stockholder return, (xliii) working capital. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the

Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period.

        (c)    Procedures.    To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as "performance-based compensation" under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

        (d)    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

        (e)    Determination of Amounts Earned.    Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as "performance-based compensation" under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant's death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant's death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

        12.    Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

        13.    Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        14.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

        15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Change in Control.    In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant's consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant's Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

        In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives (including any Performance Goals) will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant's consent; provided, however, a modification to such performance objectives only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of "change in control" for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

        16.    Tax Withholding.

          (a)    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)    Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        17.    No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        18.    Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

        19.    Term of Plan.    Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        21.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

        23.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01U9KH 1 U P X + Annual Meeting Proxy Card . + A IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 — 4. For Against Abstain 3. To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 4. To approve an amendment to our 2010 Equity Incentive Plan to increase the number of authorized shares reserved for issuance thereunder by 5,950,000 shares. For Against Abstain 2. To approve, on an advisory basis, our executive compensation. 01 - Samuel F. Colin, M.D. 04 - Johannes J.P. Kastelein, M.D., Ph.D. 02 - Alexander J. Denner, Ph.D. 05 - David Y. Norton 03 - Seth H. Z. Fischer 06 - Jorge Plutzky, M.D. 1. Election of Directors. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified: For Withhold For Withhold 07 - Herman Rosenman For Withhold Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM 2 0 3 4 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on September 11, 2014. Vote by Internet • Go to www.envisionreports.com/VVUS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

. Notice of 2014 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — September 12, 2014 Seth H. Z. Fischer and John L. Slebir, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, to be held on Friday, September 12, 2014, at 8:00 a.m., local time, at the New York Marriott East Side, 525 Lexington Avenue at 49th Street, New York, New York 10017, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side and FOR Proposals 2 — 4. Should a director nominee be unable to serve as a director, an event not currently anticipated, the Proxies reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors. Also, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy and voting instruction card. To vote by mail, mark, sign and date your proxy and voting instruction card and return it in the enclosed postage-paid envelope. (Items to be voted appear on reverse side.) Proxy — VIVUS, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q